AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2004
                      REGISTRATION NO: ____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM SB-2
                                  AMENDMENT # 3



                       SB-2 REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                             PROTEC INDUSTRIES, INC.
Washington                           1311 and 1400           98-037463
(State of jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)Identification Number)

          2200 112th Avenue NE, Suite 200, Bellevue, Washington 98004,
                       (425) 452-8639, fax (425) 452-8622

          (Address and Telephone Number of Principal Executive Offices)


                Mr. Arne Przybillia, President and Board Chairman

                   2200 112th Avenue NE, Suite 200, Bellevue,
                      Washington 98004, (425) 452-8639, fax
                        (425) 452-8622 (Name, address and telephone number of
                     agent for service)
                   Copy to: Tolan S. Furusho, Attorney at Law
          2200 112th Avenue NE, Suite 200, Bellevue, Washington 98004,
                       (425) 452-8639, fax (425) 452-8622

Approximate date of commencement of proposed sale to the public:
(____________________) Date this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?

                         CALCULATION OF REGISTRATION FEE
 Title of Each Class        Amount to be    Proposed Maximum
 of Securities To Be        Resistered      Offering Price Per
      Registered                                 Share
Title of Each Class       Proposed Maximum      Proposed Maximum
 of Securities To Be        Amount To Be      Offering Price Per
      Registered             Registered              Share
----------------------- --------------------- -------------------- -

Common  Stock$.001 par     Minimum 50,000                $8.00
                        --------------------  -------------------
                           Maximum 3,125,000             $8.00

Proposed Manimun                    Amount
Aggredage Offering                  of
Price                            Registration Fee

   $400,000
$25,000,000                         $3,167.50



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state






                                   PROSPECTUS
                                December 14, 2004


                            PROTEC INDUSTRIES, INC.,



The registration statement of which this Prospectus is a part relates to the offer and sale by Protec Industries, Inc., a Washington corporation ("Protec"

"the Company" "We" or "Our"), a wholly owned subsidiary of Tek Corp, of our securities. Our common stock offered is listed on the National Quotations Board
- Pink Sheets but not on any other national securities exchange or the NASDAQ stock market.


This offering consists of minimum of 50,000 shares of common stock and a maximum of 3,125,000 shares of common stock with a par value of $0.001 offered by us for $8.00 per share.


Protec's president and vice-president are the only officers who can offer these securities on a best efforts minimum / maximum basis. The offering will end one hundred eighty (180) days after the effective date of the registration statement. There are no minimum or maximum purchase requirements of shares of common stock per investor, pending availability. Additionally, Protec will make arrangements to place the funds in an escrow, trust or similar account segregated from the Company's operating account.


================================================================================
Title of each                               Proposed              Proposed
Class of Securities       Amount to       Offering Price          Aggregate
to be Registered        be Registered       Per Share            Offering Price

 _______________________________________________________________________
                          Maximum:
Common Stock              3,125,000            $8.00              $25,000,000.
                          Minimum
                             50,000            $8.00                 $400,000.


================================================================================
FINANCIAL SUMMARY INFORMATION

The following summary financial information and operating data have been derived from the financial statements of Protec for the periods indicated. The following financial data should be read in conjunction with our financial statements and the notes thereto included elsewhere in this registration statement.



                                Nine Months to       Year Ended     Year Ended
                               September 30, 2004       2003            2002

Statement of Operations
Income Statement data:
Revenues                             -0-                  -0-             -0-
Expenses                                               134,781          35,939
Income (loss) from
operations                      ($1,105,464)          ($134,781)      ($35,939)
Net Loss Per Common Share             $(.02)              $(.02)        $ (.05)

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 2 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is December 14, 2004


The information in this prospectus is not complete and may be changed. Protec Industries, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


1        This  is  a  self-underwritten  "best  efforts"   minimum/maximum
         offering, which is not underwritten by a registered broker/dealer, of a minimum of 50,000 and a maximum of 3,125,000 shares of Protec `s common stock, at an offering price of $8.00 per share.
2 Protec's President and Vice President will be the only officers and directors selling these shares of common stock, pursuant to Rule 3(a)4-1. Protec will receive all of the proceeds from the sale of up to 3,125,000 shares. There is no selling commission associated with the sale of these shares of common stock.. See "Plan of Distribution", page 15.
3 All funds derived from this Offering will be held by Protec in an account entitled "Protec Industries, Inc. Special Account", and under control of the President, Mr. Arne Przybilla and Vice President, Wolfgang Benneckenstein, until the minimum proceeds are received and accepted by Protec. This account is a non-interest bearing account and has no escrow or trust provisions. In the event that the minimum amount of shares of common stock has not been sold by the Termination Date of September 30, 2005, then all funds will be promptly returned to the investor(s) without interest or deduction on or before ten days following the Termination Date. In the event that the minimum amount of shares of common stock is sold, then all subsequent sales of common stock will be deposited to the "Protec Industries, Inc. Special account" and transferred to the general account once the share certificates are issued to the investor(s). The termination date will not be extended.
4 An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability. 5 No officer, director, affiliates or any related party of Protec may purchase these securities offered to meet the minimum of shares offered.
6 The shares of common stock of Protec is currently quoted on the National Quotations Bureau's Pink Sheets under the symbol "PTCS". Protec intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under the symbol "PTCS", however there is no assurance that Protec will be assigned that symbol.
7 Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. An investor should only rely on the information contained in this document. Protec has not authorized anyone to provide any investor information that is different. This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                                TABLE OF CONTENTS

Part I - Prospectus

Prospectus Summary ......................................................1-2
The Offering.............................................................3
Risk Factors.............................................................13-15
Use of Proceeds..........................................................15-16
Dilution.................................................................16-18
Determination of Offering Price..........................................18-19
Plan of Distribution.....................................................19-20.
Dividends................................................................20
Legal Proceedings........................................................20
Directors, Executive Officers, Promoters and Control Persons.............20-23
Executive Compensation...................................................23-24
Security Ownership of Officers, Directors and Certain Beneficial Owners..24-25
Description of Securities ...............................................25-27
Description of Business..................................................27-34
Management's Discussion and Analysis or Plan of Operation................34-38
Description of Property..................................................38-19
Certain Relationships and Related Transactions...........................39*
Market for Common Equity and Related Stockholder Matters.................40
Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities.....................................................40
Available Information and Reports to Securities Holders..................41
Transfer Agent...........................................................41
Interest of Named Experts and Counsel....................................41
Investors May Only Rely Upon the Information in This Prospectus..........42
Financial Statements ....................................................43-58


Part II - Information Not Required in Prospectus

Indemnification of Directors and Officers................................59
Other Expenses of Issuance and Distribution..............................60
Recent Sales of Unregistered Securities..................................60-61
Exhibits.................................................................61
Undertakings.............................................................61-62
Signatures...............................................................S-1

                               PROSPECTUS SUMMARY


This prospectus summary highlights selected information contained elsewhere in this prospectus. An investor should read the following summary in conjunction with the more detailed financial information together with the more detailed information regarding Protec Industries, Inc., a wholly owned subsidiary of Tek Corp., and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.


                             Protec Industries, Inc.


Protec Industries, Inc., ("Protec" the "Company" "we" "our"), a wholly owned subsidiary of Tek Corp., is a corporation formed under the laws of the state of Washington, whose principal executive offices are located in Bellevue, Washington. The Company was originally incorporated in the State of Arizona on September 9, 2002 under the name "ANF Telecast, Inc". We then changed our name to Protec Industries, Inc. on December 13, 2002. The domicile of Protec was changed to the State of Washington on March 2, 2004. The primary objective of the business is to develop natural resources of oil and gas, talc and a specific real estate project. Protec Industries, Inc. intends to market or sell its raw products to processors and distributors. Protec will develop its real estate project of the La Guadalupe Ranch in Cancun, Mexico upon adequate financing.


                               Business Background


Protec is in its development stage and has not started any significant operations. The Company has had no operating revenues to date. The Company incurred operating losses of $1,276,184 from inception of September 2002 to September 30, 2004 and losses of $134,781 from Inception to December 31, 2003, the end of its previous fiscal year. Protec is in the business of the development of natural resources business, specifically in oil, gas, talc, and land resources. Protec's immediate business objective is the exercise of its options to purchase 49% of the Rozmine Talc mine holdings in Slovockia and 49% of the common voting stock of Epic Energy, Inc. of Canada, an oil and gas development and recovery affiliate. In February 2004, Protec became a wholly owned subsidiary of Tek Corp., due to 74,500,000 shares of the Company being acquired by Tek Corp.and Tek Corp principal, which represents 74.3088% of the Company's ownership. Tek Corp. was issued 70,000,000 shares of common stock and Tom Robbins was issued 4,500,000 shares of common stock.


Protec holds a contract to convert the $26 million USD Rozmine Talc option into purchase contract for an initial payment of $5 million USD. Protec has the option to pay $15 million USD for 49% of the Epic Energy, Inc. common voting shares of the company. Epic Energy has licensing and development rights to the oil and gas in the Crimean Peninsula (7 million acres approximately) region and the Black Sea and Azov Sea regions of the Ukraine. Protec holds development rights in La Guadalupe Ranch, a beach-front property in the area of Cancun,

Mexico. Protec plans to develop this property into a resort facility upon the completion of adequate financing or with suitable potential joint venture partner. See "DESCRIPTION OF BUSINESS", page 22

                               Market Opportunity

The general oil and gas industry is projected to increase in overall demand due to the general population increase. The talc industry is one of increasing overall demand due to the general population increase. Protec plans to market their talc mainly in Europe from Protec's Rozmine Talc Project. Protec will develop the La Guadalupe ranch in Cancun, Mexico upon adequate financing or with a suitable joint venture partner.

              Name, Address and Telephone Number of the Registrant

      Protec Industries, Inc., 2200, 112th Avenue, NE, Suite 200, Bellevue,
                                Washington 98004
                            (425) 452-8639, fax (425)
                                    452-8622

                                  The Offering


Protec is offering a minimum of 50,000 shares of common stock and a maximum of 3,125,000 shares of common stock @$8.00 per share. This offering is self-underwritten and not underwritten by a registered broker/dealer and is on a "best efforts" basis. An investor is not limited to a minimum or maximum amount of shares to be purchased, pending availability. All funds will be deposited into a non-interest bearing, segregated account entitled "Protec Industries, Inc. Special Account", under control of the Company's President, Mr. Arne Przybilla, and Vice-President, Edgar Luber, until the minimum amount of the offering has been received and accepted by the Company. In the event that the minimum amount of 781,250 shares of common stock is not sold by the termination date of September 30, 2005, all funds will be returned to the investor(s), without interest or deduction, promptly within ten days following the termination date. The termination date will not be extended. The only persons allowed to sell this offering are Mr. Arne Przybilla, Protec's President and Board Chairman and Edgar Luber, Protec's Vice-President and Director. See "PLAN OF DISTRIBUTION", page 15. There are no commissions being charged to Protec in connection with this offering.

As of December 14, 2004, there are 100,257,191 shares of common stock issued and outstanding; no shares of preferred stock issued and outstanding, Protec has 968 shareholders of record.


There will be no affiliates of Protec allowed to purchase shares of common stock to achieve the minimum amount of the offering or for any other reason.

Use of Proceeds - Protec will utilize the proceeds from the sale of the shares of common stock for business development. See "Use of Proceeds", page 12.

Trading Symbol - There is only a small volume market for the Protec shares of common stock, trading under the symbol "PTCS" on the National Quotations Bureau's Pink Sheets. However, Protec intends to apply through a registered broker/dealer to trade its shares on the OTC Bulletin Board and to file its Form 8A to become fully reporting under the Securities and Exchange Act of 1934 in the event that Protec intends to apply to a regional stock exchange under the same symbol "PTCS". However, there is no assurance that Protec will be assigned that symbol.


RISK FACTORS

An investment in the shares of Protec's common stock is highly speculative and involves a high degree of risk. Therefore, an investor should consider all of the risk factors discussed below, as well as the other information contained in this document. An investor should not invest in Protec's shares of common stock unless he or she can afford to lose all or part of the entire investment.




Risk Factors Related to Protec's Operations:

Protec is a "development stage" company, has no revenues, an accumulated deficit, and may have continued losses for the foreseeable future.


Protec is in the development stage and, to date, has not earned any revenues from operations since its inception on September 9, 2002. The Company has continued to incur losses of $1,276,184 since inception to September 30, 2004 and losses of $134,781 from Inception to December 31, 2003, the end of its previous fiscal year. Since new management was nominated and installed as the officers and directors of Protec on April 10, 2004, the Company's principal activities have been organizational and developmental in nature. Protec has generated no revenues from operations, has incurred expenses and has sustained losses. In addition, Protec expects to continue to incur operating expenses. As a result, Protec will need to generate significant revenues to achieve profitability, which may not occur. Protec expects its operating expenses to increase significantly as a result of the further implementation of Protec's business plan. Since Protec has not yet completed developing its website and as the Company has no operating history of marketing and redistribution of the oil, gas, talc, Mexican resort, etc., Protec's business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if Protec does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that Protec may never achieve profitability or continue as an operating business.

Protec's auditor's report has a "going concern" qualification.
     The Company's independent auditor's report on the Company's financial statements includes an explanatory paragraph in Note 8 that states: "There is insufficient working capital for any future planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern."


Protec is solely dependent upon this offering to commence meaningful business operations.

     Protec is solely dependent upon obtaining a minimum of 25% of the proceeds ($6,250,000) from this offering to commence any meaningful business operations. The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 24 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 25% of the shares of common stock in this offering.

     Protec may incur problems in the resource development and distribution business that could result in lack of product sales, business delays and the future economic viability.

     Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a resource development and distribution company, particularly in a rapidly changing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. These risks are the anticipated and unanticipated problems relating to the development of natural resources and distribution of oil, gas, talc, etc., to potential customers. The risks are as follows for the following natural resource categories:
(1) Oil:
             (a) availability of raw resources in a volatile market; (b) quality of product due to adverse or natural geological conditions; (c) pricing of oil in a competitive market resulting in poor profit margins or no profit at all; (d) political risk associated with new and developing governments, etc.
(2) Gas:
             (a) availability of raw resources in a volatile market;



              b) quality of product due to adverse or natural geological conditions;
             (c) pricing of gas in a competitive market resulting in poor profit margins or no profit at all; (d) political risk associated with new and developing governments, etc.
(3) Talc:
             (a) Poor qualities of talc that would make processing difficult or uncompetitive;
              (b) talc product not to customer specifications or acceptance;
              (c) political risk associated with new and developing governments, etc.
All or some of these risks are inherent in the development of natural resources, and distribution business and could result in the lack of sales and the overall potential success of Protec's business plan and business operations.

     Protec may encounter difficulties in identifying and securing a joint venture partner to develop the real estate project. Protec has the rights to develop the La Guadalupe Ranch near Cancun, Mexico as a beach resort. Protec is not capitalized to proceed with this project without a well-financed joint venture partner. Protec is solely dependent upon securing a joint venture partner to proceed with the project.

     Protec may encounter other difficulties in the real estate project beyond the control of the management of Protec which would have a material adverse affect on the business of the Company.

     Even with Protec being able to attract and secure a well-financed and suitable joint venture partner to develop the La Guadalupe Ranch, there are other difficulties beyond the control of the Company which may have a material adverse affect on the business of the Company. These other difficulties are:
             (a) demand for facilities decreased due to unknown travel risks, political risks, threat of terrorism, etc.; (b) the cost of construction could exceed sales potential; (c) excessive supply of resorts in future, etc.

     Protec may encounter marketing resistance for its product or product components in the industry which could result in lack of product sales and business losses for the Company.

     Protec's products, which are comprised of raw natural resources, upon the harvesting of such resources will be suitable for sales to manufacturers and distributors. Protec may encounter resistance in the developing and marketing of Protec's raw products to the industry. The industry is relatively volatile and is presently confined to a few major producers. Protec could experience a lack of product sales to manufacturers and distributors if those manufacturers and distributors are unable to successfully sell the finished products in the marketplace. The Company may also fail to develop an acceptable level of product quality and sales to manufacturers and distributors.

Protec is in the early stages of market development with monopolistic industry infrastructure which could result in a lack of product sales and have a material adverse affect on the overall business operations.

     The natural resources industry is well established with several dominant leaders, however the market, suitable for sales of the Protec's raw products, is at a growing stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products. As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced product suppliers is subject to a certain level of acceptance and consumer demand and trends which are reflected in the market acceptance of the finished product. In the initial phases of the Protec `s business plan, the Company intends to have approximately 50% of its total sales to raw talc processors and increasing to over 755% of its total sales in the course of five years. However, if Protec's wholesale market to manufacturers and processors fails to develop or develops more slowly than expected, or if Protec's products do not achieve market acceptance by a significant number of wholesale product purchasers, Protec's projected sales will not be realized which will materially adversely affect the overall Company's business plan.

Protec is subject to rapid and significant changes in the general natural resources industry, the market acceptance of certain products and the continuation of certain existing products which could result in lack of sales which would materially adversely affect the Company's business.

     The general and functional natural resources industry is subject to change in consumer tastes, products improvement and improved process technologies which may render Protec Industries, Inc.'s raw products not competitive. Further, the acceptance of general and functional raw products and their contents is changing continually. Such rapid change may, in a very short period of time, impose additional, unforeseen costs to Protec Industries, Inc. in that Protec Industries, Inc. may be required to modify its product sales to adapt to such changes. Protec Industries, Inc. may not be able to successfully modify its products for the sales of raw oil, gas, talc, and hospitality services as may be necessary in a timely manner, or at all.

     Protec may be subject to a "closed standard" in the sale of its products which could preclude entry by Protec in this segment of the market.

     While Protec intends that its products will be compatible with the government standards promulgated by leading industry participants, there is widespread adoption of a proprietary or "closed" standard. A "closed standard' is a standard of product and/or its processing process that precludes all participants other than those it was specifically designed to accommodate. These standards, being patented processes preclude competition. This "closed standard" could preclude Protec from effectively selling its products to manufacturers in the general industry. In addition, even if a non-proprietary industry standard is established, it is possible that Protec's products will not be acceptable to that standard or on commercially reasonable terms which could have a material adverse effect on Protec's sales prospects and its general business.

     Protec compliance with industry standards may not be sufficient to achieve market acceptance which could result in lack of product sales which would result in the overall viability of the business.

     Even if Protec's products are compatible with industry standards, it is possible that Protec's products will not achieve market acceptance to the general industry or to manufacturers and processors. It is not known whether Protec will be able to respond to technological changes or evolving industry standards in a timely manner, if at all. The potential inability of Protec to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, would have a material adverse effect on Protec's overall viability of the business, its financial condition, and operating results.

     Protec expects to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant and could adversely materially affect the business and future operations.

       Results of operations will depend upon certain recovery, processing and sale factors, some of which are beyond Protec's control, including market acceptance of the Company's products and services, new product and service introductions, and competition. Therefore, the Company may have significant fluctuations in revenue from quarter to quarter based on several issues which are: (1) contract basis of obtaining orders as there are two methods for obtaining contracts. The first and most common is the commodity market, which is essentially the price per unit divided by production costs, processing costs and the profit to the processor. The second method is strictly based on supply where the supplier and the processor negotiate a price in advance of the delivery in order to secure supply for an individual customer or all customers. This price will generally be higher than the average of the previous two years and takes into consideration the carry-over of inventory volumes from the previous year into the pricing formula.

         While the Company will pay more
         for this option, the advantage is that the availability of product is guaranteed so that the Company can meet its own contractual obligations. This will have a great effect on which quarters will reflect sales and which quarters will not reflect sales.
(2) seasonal nature of availability of products commercially recovered outdoors require certain optimum weather conditions. There is only one supply period per year. In harsh weather months, product must be imported from other continents such as South America and are more expensive. This will have a great effect on which quarters will have more profitable sales and which quarters will have less profitable sales, if at all, since all Protec's natural resources are in the Northern Hemisphere.
(3) possible inadequate quality of products to meet order specifications, inadequate quantity of products to meet order specifications. Maximum recovery, yield, and quality and are greatly affected by weather. The weather and other conditions of nature will contribute to the quality and quantity of the product that the Company intends to sell and in which quarter of the Company's business year that the sale is consummated.
(4) the sourcing of sales opportunities (the identification and finding of suitable customers). In the event that the Company is not able to find suitable customers for the product, and at certain times of the year, the Company will not be able to obtain sales contracts or to sell its products in a particular quarter or quarters of the Company's business year.

     Protec is materially dependent upon its key personnel and the loss of such key personnel could result in business delays in the further implementation of its business plan or business failure.

      Protec depends upon the continued involvement of Mr. Arne Przybilla, the Company's President, Chief Executive Officer and Board Chairman, and Edgar Luber, the Company's Vice President and Director. As Protec is a "start-up" or development stage company, the further implementation of the Company's business plan is dependent on the entrepreneurial skills and direction of management. The position of the president and vice-president of Protec is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of these individuals would significantly and materially adversely affect Protec's business and operations. Protec does not carry "key person" life insurance for either of these officers and directors and Protec would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Mr. Arne Przybilla or Edgar Luber.

Protec must achieve a minimum of 25% of the proceeds from this offering for key personnel to be able to devote minimal time and attention to the further implementation of the Company's business plan.
     In the event that does not achieve a minimum of 25% of the proceeds of this offering the president and vice president will not be able to devote full time to the Company's business and operations. If 25% of proceeds are achieved, i.e. the sale of 781,250 shares of common stock at $8.00 per share or $6,250,000, then the president will be able to devote approximately 10 hours per week on the Company's business and operations and the vice-president will be able to devote approximately 8 hours per week on the Company's business and operations. The Company's Secretary/Treasurer and Director, Tolan Furusho, spends approximately 2 hours per month on the secretarial /treasurer duties at the Company's monthly board of directors meeting and will continue to spend only approximately 2 hours per month on the secretarial / treasurer duties of the Company.

Protec's competition are medium to large sized companies which may be able to use their financial strength to dominate the market which would materially adversely affect the Company's ability to compete effectively .
     The market for all raw products is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders. Protec will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Protec. Because there are potential entrants to the raw materials fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Protec's products. Competitive factors in the natural resource recovery industry include product quality, marketing and distribution resources, customer service and support and price of product. Protec expects competition to persist and intensify in the future.
     Some of Protec's competitors are much larger companies than Protec that are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the product. Several of the Company's competitors have operating histories which have been for over a period of several decades, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Protec. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Protec's current or potential competitors, such as Chevron, Amoco, Texaco, Shell, etc., have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that Protec will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

Protec needs to receive 50% of the proceeds of this offering or the Company will not be able to establish their own value added processes which would make it difficult for Protec to readily adapt to the marketplace.

     Protec is researching the possibility of developing its own value-added processes. If Protec is not able to receive 50% of the proceeds in this offering, Protec will not be able to establish its own value added processes of "on site" equipment to further treat and process the product for specialized product processors and manufacturers. The natural resources recovery science technology is characterized by constant technological developments, evolving industry standards, changing customer demands and frequent introductions of new and improved products and product enhancements. Because Protec has no present financial resources and is totally dependent upon this selling of its common shares to implement its business plan, management believes that the Company's success depends upon its ability to improve the quality, content and reliability of the product in response to both evolving demands of the general natural resources industry with competitive product. If Protec does not receive adequate financing, Protec will not be able to establish their raw material processes to be able to continue operations.

     Protec is subject to risks of defects and development delays in the business operations.

     Protec has not sold any existing product and there are a number of proposed products. Products based on sophisticated process recovery technologies, such as the mass recovery production in the general industry and in the recently developed industry of raw materials sciences, etc., often encounter development delays and may lack processor acceptance when introduced. Even though the consumer acceptance is more of a hardship on the manufacturer as Protec will only provide the raw material components for manufacturing or processing, if the consumer acceptance does not create a viable market for the finished products, then Protec will not be able to sell the product to the processor or manufacturer. As a result, Protec may experience delays in the business objective of the Company and the further sale of the Protec products. It is possible that Protec will experience development delays, which could result in the lack of sales of the product which could have a material adverse effect on the overall viability of Protec's business and operating results.

Protec need for additional personnel could cause delays in the further implementation of the Company's business plan.

The ability to further implement
the Protec's business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon Protec's ability to hire and retain senior and middle level, highly-skilled individuals. Such individuals must be experienced in the operation of certain aspects of Protec's business. The additional personnel required will include research and development technologists, recovery and process production system specialists, accounting and business development experts and a sales and marketing team. Competition for such personnel is intense and it is possible that Protec will not be successful in attracting and retaining qualified personnel. Protec's potential failure to attract and retain such additional personnel would slow down the further implementation of the Company's business plan and strategies that Protec intends to develop.

Protec may not be able to manage growth which could result in delays in business operations.

     In the event that there is acceptance for the product by the general processors, etc. purchasers and manufacturers, management of Protec anticipates that it will potentially be required to expand its operations to address such market demand. In addition, Protec anticipates significantly increasing the size of its sales and marketing staff following the completion of the Company receiving and accepting a minimum of 25% of the proceeds of this offering. It is possible that such internal expansion will not be successfully completed, that such expansion will not enable Protec to generate sufficient revenues, and/or that Protec will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of Prrotec's existing and potential competitors. Protec's potential growth and the integration of operations are expected to place a significant strain on Protec's managerial, operational and financial resources. The inability of Protec to promptly address and respond to these circumstances could have a material adverse effect on Protec's overall business.

     Protec may enter into potential business combinations that could be difficult to integrate and may disrupt business operations and may have a material adverse on the business.

     Protec may also seek foreign entities for the distribution of the product in the Far East and other specific locations outside of North America. There may be business combinations with industry products manufacturers and distributors. Protec may wish to acquire certain manufacturers and/or distributors in the general business of Protec .

     In the event of an acquisition in the recovery business or processing products manufacturing business, any business combination may be difficult to integrate into Protec's day-to-day operations. If Protec does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with Protec's management and/or business operations which may disrupt business operation and have an adverse material affects of the business.

Protec may need additional  capital to further finance its business plan and such financing may be unavailable or too costly and could reduce the current stockholders ownership.

     Protec's ability to research and develop the core process technologies the Company is planning to utilize, to sustain operation and successfully market the product is dependent upon the Company's ability to secure additional financing and allocate sufficient funds required to support the Company's research and marketing activity. Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company's then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company's ability to raise additional funds may diminish if the public equity markets become less supportive of the industry and other food industry factors.

Protec has its operational office in Vaduz, Liechtenstein, which may be difficult to effect service of process and to enforce any judgments from
 United States courts.

     As Protec is a Washington corporation and has its operational office in the jurisdiction of Vaduz, Liechtenstein, it is possible that any party wishing to file an action or to enforce a judgment granted in the United States of America courts will have a more difficult time than with an entity solely residing within the United States of America. Such potential legal service or notification and enforcement of judgment must be represented by a State of Washington entity to affect such process of service and notification and enforcement of judgment. The costs to retain legal counsel to effect service of process and to enforce any judgment from the United States courts may be too excessive for a prevailing party to incur in the service of process and enforcement of such judgments.

Protec principal office is within the country of the United States and it is possible that an action against Protec may need to be originated in the United

States courts.
     As Protec is a Washington corporation, has its principal office in Bellevue Washington, it is possible that a legal action may need to be originated in that jurisdiction and served upon the Company, both in the state of Washington, which could be more difficult and more costly than an action initiated solely in the United States courts. Additionally, an investor, creditor or other plaintiff may not be able to obtain an original action in a Vaduz, Liechtenstein court to enforce liabilities based on the U.S. federal securities laws against the Company or any of the non-U.S. resident executive officers and directors.

     Protec officers and directors who are not United States citizens could be more difficult to effect service of process and to enforce any judgments from United States courts.

     Any officer and director or significant employee of Protec who is not a United States citizen or resident could be more difficult to effect service of process and to enforce any judgments obtained by a United States court. There will be additional costs incurred for a lawsuit to effect service of process and enforcement of judgment against non United States citizens. These costs could be too costly for an injured party to effect service of process and enforcement of judgment.




Risks Related to Offering:

     Protec's proceeds from the minimum offering will not be sufficient to enable the Company to further implement its business plan in any meaningful way.

     Should Protec only receive the minimum proceeds from this offering of $400,000 less the costs of the offering of $35,000, Protec would only be able to pay the offering costs, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense. Protec would then use this capital to further finance the Company and could not further implement its business plan and commence operations in a meaningful way.

Protec does not have any escrow or trust provisions in the depository bank account which could cause the investor to lose all or part of the investment.


     The depository account in which the investors will be depositing their funds does not have any trust or escrow provisions and is under control of the Company's President and Board Chairman, Mr. Arne Przybilla, and the Company's Vice President and Director, Edgar Luber. There is no responsible or bonded unrelated third party that is providing a guarantee for those funds to be returned to the investor if the minimum amount of the sale of the offering of 50,000 shares of common stock at an offering price of $8.00 is not achieved by the termination date of September 30, 2005. The investor can only rely upon Mr. Arne Przybilla and Edgar Luber to return their funds in the event that the minimum amount of the offering is not achieved.

     Protec management and affiliates beneficially own 86.28% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

     Protec's directors and executive officers and other family members and/or affiliates beneficially own 86.28% of the shares of the Company's outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company. This lack of shareholder control could cause the investor to lose all or part of the investment.


Protec's offering of the shares of common stock will cause immediate substantial dilution to the current shareholders. Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate andsubstantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold. For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock. As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding. See "Dilution Table" on page 13-14.

Protec has the ability to issue preferred stock which could adversely materially affect the rights of the common shareholder. Protec's Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of$0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future.
The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Protec. The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

     Protec expects to issue additional shares of common stock and these future sales of shares of common stock by the Company's existing stockholders could adversely affect the Company's stock price and dilution of an investor's stock position.

     As of the date of the filing, Protec has 100,257,191 issued and outstanding shares of common stock. Protec is offering a minimum of 50,000 shares and amaximum of 3,125,000 shares of common stock at $8.00 per share. Even if Protec received the maximum proceeds from the sale of the 3,125,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock are issued, this will cause dilution in the value of shares purchased in this offering and may cause the price of the Company's shares of common stock to drop. These factors could also make it more difficult to raise funds through future offerings of the Protec's shares of common stock or shares of preferred stock.
     The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 or 144(k) under the Securities Act. See "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS, page 33. Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company's shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services or for any other reason, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by Protec's Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company's shares of common stock and cause further dilution of the investor's stock position.

     Protec's directors have limited liability and therefore cannot be held liable for monetary damages which would have a material adverse affect on the Company and its shareholders.

     Under the laws of the state of Washington and Protec's Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances. These circumstances would include any unlawful acts under the laws of the state of Washington or unlawful or fraudulent acts conducted in the normal course of business. In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement. However, the potential breach of fiduciary responsibility to the Company is sometime difficult to determine or to act upon which would have a material adverse affect on the Company and its shareholders.


Protec may not be able to list or maintain a trading market for its shares of common stock which could materially adversely affect the shareholders in the selling of their shares.


     The trading in the Protec's shares of common stock on the OTC Bulletin Board is dependent upon the sponsorship of a license National Association of Securities Dealers ("NASD") broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD. Said trading is dependent upon Protec continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1933 and 1934 in the event that the Company files to become subject to the rules and regulations of the Securities Exchange Act of 1934. Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin

Board, the Company's shares of common stock may be difficult or impossible to sell.


Protec shares of common stock could be treated as a "penny stock," if the price of the shares goes below $5.00 per share or if Protec does not achieve the net capital threshold of $2,000,000 in net operation capital and compliance with requirements for dealing in "penny stocks" may make it difficult for holders of the Company's shares of common stock to resell their shares of common stock
..
     Currently there is a limited public market for the Company's shares of common stock as the shares of common stock have only been traded on the National Quotations Board's Pink Sheets market. If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company's shares of common stock if traded at a price below $5.00 per share, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock.
     "
Penny stocks" are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange; Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Protec's shareholders may find it more difficult to sell their shares of common stock because the Company is not, and may never be, eligible for NASDAQ or any National Stock Exchange.

     Protec is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock

This Prospectus contains forward-looking statements, which involve risks and uncertainties. Such forward-looking statements include statements regarding future events and the Company's plans and expectations. Protec's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth in the above risk factors and elsewhere in this Prospectus. In addition to the other information in this Prospectus,


USE OF PROCEEDS

The net proceeds to Protec from the sale of the 3,125,000 shares of common stock at the offering price of $8.00 per share is $25,000,000, less the cost of the offering which is estimated to be $35,000, or $24,965,000. As Mr. Arne Przybilla, Protec's President and Board Chairman and Edgar Luber, Protec's Vice President and Director are the only persons allowed to sell this offering, there is no commission being charged to Protec in connection with this offering.

Net proceeds - if 100% of the shares of common stock (3,125,000 @$8.00) are sold by the Company: $25,000,000

         $5,000,000   Talc Mine Exercise of Option to purchase (convert
                      option to purchase contract)
           $500,000   Epic Energy, Inc. Exercise/Purchase of Option for 49%
                      of common Shares
        $10,125,000   Machinery and Equipment
            390,000   Marketing Costs
         $8,950,000   Working Capital
             65,000   Offering Expense
          Total Use of Proceeds: $25,000,000

Net proceeds - if 75% of the shares of common stock (2,343,750 @$8.00) are sold by the Company: $18,750,000

          $5,000,000   Payment to Convert Talc Mine Option to Purchase Contract
                       with payment terms
            $500,000   Epic Energy, Inc. Exercise/Purchase of Option for 49%
                       of common shares
          $3,250,000   Machinery and Equipment
             315,000   Marketing Costs
          $9,650,000   Working Capital
              35,000   Offering Expense
          Total Use of Proceeds: $18,750,000


Net proceeds - if 50% of the shares of common stock (1,562,500 @$8.00) are sold by the Company: $12,500,000

          $5,000,000   Payment to Convert Talc Mine Option to Purchase Contract
                       with payment terms
           $500,000   Epic Energy, Inc. Exercise/Purchase of Option for 49% of
                      common shares
         $3,650,000   Machinery and Equipment
            315,000   Marketing Costs
         $3,000,000   Working Capital

            35,000   Offering Expense
          Total Use of Proceeds: $12,500,000

Net proceeds - if 25% of the shares of common stock (781,250 @$8.00) are sold by the Company: $6,250,000

          $5,000,000   Payment to convert Talc Mine Option to a Purchase
                       Contract with payment terms
            $500,000   Epic Energy, Inc. Exercise of Option to purchase
                       49% of common shares
            $135,000   Machinery and Equipment
            $380,000   Working Capital
             200,000   Marketing Costs
             35,000   Offering Expense
          Total Use of Proceeds:  $6,250,000

In the event that 25%of the shares of common stock are sold by the Company, the Company intends to pay salaries to the president, vice-president and minimal secretarial services. The salary for the president will be $100,000 per year and the salary for the vice-president will be $60,000 per year. There will be no salaries paid until 25% of the proceeds derived from this offering are received and accepted by the Company, enabling the Company to commence meaningful operations.

Net proceeds if the minimum amount of shares of common stock (781,250 @$8.00), are sold by the Company: $400,000.

The $35,000 will be used for the offering expense, the listing of the Company's shares of common stock on the OTC Bulletin Board, through a registered broker/dealer, and the balance for general corporate purposes.


DILUTION

Protec is authorized to issue a substantial number of shares of common stock, in addition to the shares of common stock comprising the shares of common stock in this offering, up to the authorized share capital of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. The shares of preferred stock can be issued in such series and with such designated rights and preferences, as may be determined by the Board of Directors, at its sole discretion. In the event that Protec does not achieve the maximum proceeds by way of this offering, Protec will require significant additional financing to implement its business plan in a meaningful way, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause material dilution to the investors in this offering.


From inception of September 2002 to September 30, 2004, Protec had a net loss of $1,276,184. As of December 31, 2003, Protec had a net loss of $134,781. The following table sets forth the dilution to persons purchasing shares of common stock in this offering, without considering any changes in Protec's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $8.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following table reflects the dilution if (1) the minimum amount of the shares of common stock (50,000 shares of common stock) are sold in this offering; (2) if 25% of the shares of common stock (718,250); (3) 50% of the shares of common stock (1,562,500 shares of common stock) are sold in this offering; (4) 75% of the shares of common stock (2,343,750 shares of common stock) are sold in this offering; (5) 100% or the maximum amount of 3,125,000 shares of common stock are sold in this offering.

Dilution Table:

--------------------------------------------------------------------------------
                                                   (1)                (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        Prior to Sale       After Sale of       After Sale of
                                            50,000 shares       781,250 shares

Number of Shares      100,257,191           100,307,191           101,038,441

Public offering  price      n/a                  $8.00               $8.00
per share                                    $400,000.
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Net tangible book          -.00849             -.00849            -.00849
value per share of
common stock before
the offering
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Net tangible and
Pro forma net tangible   $ (-851,223)        (-$451,223)         $5,398,777.
book value (deficiency)

-------------------------------------------------------------------------------
------------------------------------------------------------------------------

Increase to net tangible
book value per share
attributable to purchase
of shares of common             n/a            (-$.0045)            $0..053
stock by new investors
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Per Share
Dilution to new investors      n/a              -$8.00               -$7.95



                          (3)                   (4)                (5)
-------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      After Sale of          After Sale of        After Sale of
                     1,562,500 shares      2,343,750 shares     3,125,000 shares

Number of Shares       101,819,691            102,600,941         103,382,191

Public offering  price    $8.00                  $8.00                  $8.00
per share
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Net tangible book        -.00849                -.00849                 -.00849
value per share of
common stock before
the offering
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Net tangible and
Pro forma net tangible    $11,648,777           $17,898,777         $24,148,777
book value (deficiency)

-------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Increase to net tangible
book value per share
attributable to purchase
of shares of common          $.0.1144            $0. 1745               $0..2336
stock by new investors
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Per Share
Dilution to new investors        $7.89           - $7.823                -$7.77
--------------------------------------------------------------------------------












This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.


DETERMINATION OF OFFERING PRICE

Protec arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. Management determined the amount of funds that were needed to fully implement the Company's business plan and the dilution factor that management believed would be acceptable to the Company's current and prospective shareholders. The offering price should not be regarded as an indicator of the future market price of the securities.




PLAN OF DISTRIBUTION

Protec intends to sell a minimum of 50,000 shares of common stock and a maximum of 3,125,000 shares of common stock to the public on a self-underwriting, not underwritten by a registered broker/dealer, "best efforts" basis. This offering may only be sold by Mr. Arne Przybilla, the Company's President and Board Chairman, and Edgar Luber, the Company's Vice-President and Director. Mr. Arne Przybilla and Edgar Luber are eligible to sell this offering under Rule 3(a)4-1 of the Securities Act of 1933 which states, in part, that: (a) An associated person of an issuer of securities shall not be deemed to be a broker solely by reason of his participation in the sale of the securities if 1. the person or persons are not subject to statutory disqualification; 2. is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3. is not at the time of the participation an associated person of a broker or dealer; and 4. meets the conditions of any one of paragraph (a)4(i)(ii) or (iii) of this section. Mr. Pryzbillia and Mr. Luber both meet the requirements in
(a)4(ii) which states that the associated person meets all of the following conditions: A. The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and C. The associated person does not participate in the selling of an offering of securities for any issuer more than once every 12 months.

There is no commission being charged to the Company, either directly or indirectly by the Company's officers and directors or any persons or firm in connection with solicitation of sales of the shares of common stock. A limited public market currently exists for the shares of common stock of the Company, however the Company intends to have a registered broker/dealer apply to the National Association of Securities Dealers to have its shares of common stock listed under the companies current symbol "PTCS" on the OTC Bulletin Board or a regional stock exchange if the Company meets the listing criteria. There is no assurance that the Company will receive the current symbol "PTCS".

If all of the shares of common stock are sold in this offering, the Company will receive a gross proceeds of $25,000,000 less the $35,000 in offering costs, netting the Company $24,965,000. If only the minimum amount of shares of common stock are sold by the Company, then the Company will receive $6,250,000, less the offering expense of $35,000, netting the Company $6,215,000 which will be used for general corporate expense and to have a registered broker/dealer apply for a listing on the OTC Bulletin Board, operated by the National Association of Securities Dealers.


All of the funds received and accepted by the Company for the sale of its shares of common stock will be deposited in a segregated, non-interest bearing corporate account known as "Protec Industries, Inc. Special Account." This account does not have any escrow or trust provisions associated with the deposit of funds to achieve the minimum amount of this offering. The signatories on this account are the same officers and directors as those officers and directors who will be selling the shares of common stock in this offering. These officers and directors are Mr. Arne Przybilla, President and Board Chairman and Edgar Luber, Vice-President and Director. In the event that the minimum amount of the offering is not achieved, then all funds will be returned to the investors, without interest or deduction, within 10 days of the termination date of September 30, 2005 or before. The termination date will not be extended.


In the event that the minimum amount of proceeds are received and accepted by the Company, then all subsequent funds will be deposited into the segregated account or "special account" and held in that account until the appropriate amount of shares of common stock are issued by the Company's transfer agent to the investor. At that time, the funds will be transferred to the Company's general corporate account for use according to the "Use of Proceeds."



DIVIDENDS

Protec has no operating revenues, no profits and no dividends accrued for shareholders. At the present time, management does not believe that Protec will be able to issue a dividend to its shareholders in the foreseeable future or at all. Should have any retained earnings, the Company will use these retained earning to further and fully develop its business plan.


LEGAL PROCEEDINGS

Protec is not currently nor has ever been a party to any legal proceedings. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


DIRECTORS, OFFICERS, PROMOTERS, SIGNIFICANT EMPLOYEES AND CONTROL PERSONS

Protec's employees are the Company's President and Board Chairman, Arne Przybilla, Vice-President and Director, Edgar Luber, Second Vice-President and Director Wolfgang Benneckenstein, and Secretary/Treasurer and Director, Tolan Furusho. As of the date of this prospectus, Protec does not have any promoters working for the Company.

Directors and Executive Officers:

Protec's officers and directors and control persons are listed below with information about their respective backgrounds:

NAME                                      AGE  POSITION

Arne Przybillia (1)                       58   CEO/Chairman/President

Edgar Luber (2)                           56   Vice President/Director

Wolfgang Benneckenstein (3)               53   Second Vice President/Director

Tolan Furusho (4)                         35   Secretary/Treasury/Director





(1)Mr. Arne Przybilla was appointed as Protec's President and Board Chairman a member on April 10, 2004. (2)Edgar Luber was appointed as Vice-President a member of the Company's Board of Directors on April10, 2004. (3)Wolfgang Benneckenstein, was appointed as Second Vice-President and a member of the Company's Board of Directors on April10, 2004. (4) Tolan Furusho has served on the Protec's Board and as Secretary /Treasurer since December 13, 2002.


All current directors were duly appointed and will hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.


Tolan S. Furusho, Attorney at Law, Secretary and Director of Protec is also a director of Goldtech Mining Corporation. No other director holds other directorships in other reporting companies.


The Company's officers, directors and significant employees comprises: Resumes follow:

Mr. Arne Przybilla, President, CEO and Board Chairman

Mr. Przybilla, a German citizen, graduated from College studying marketing and design and a study of economics in 1978 with a degree in major of business. From 1978 to 1987 Mr. Przybilla was employed as a director of a subsidiary of a German heavy equipment manufacturing company. From 1979 to 1981 he graduated an additional study let become him to a specialist in large hydraulic and pneumatic equipment. Since 1987 Mr. Przybilla works as a self-employed financial and property consultant. His particularly attentiveness be effective in providing financial supports to various private and public companies throughout Europe. Since 2002 he also works for an Austrian company as an authorized signatory in the sphere of raw material regarding his substantial knowledge in economic and technical is asked.
     In April 2004, Mr. Przybilla became President and CEO of Protec Industries, Inc. Summary of business experience within the last five years: April 2004 to present - President and CEO Protec Industries, Inc. 2002 to present - authorized signatory in the sphere of raw material 1987 to present - self-employed financial consultant 1978 to 1987- director in German hydraulic and pneumatic manufacturing


Edgar Luber, Vice President / Director

Mr. Luber, a German citizen, graduated School of Economics in Peissenberg, Germany. In 1981 he majored in economics and subsequently went to work in the family's company, specializing in production of textiles. From 1982 to 1998 Mr.

Luber was living in London, England working as an independent precious metal trader. In 1999 he moved from England to Switzerland. He is currently working as an independent management consultant. In April 2004, Mr. Luber became Vice-President and Director of Protec Industries, Inc. Summary of business experience within the last five years: April 2004 to present - Vice-President and Director Protec Industries, Inc. 1999 - to present self-employed management consultant 1982 to 1998 - precious metal trader
   .

Wolfgang Benneckenstein, Second Vice President / Director:

     After having spent three years in the German merchant marine, where he qualified as an engineering machinist, Mr. Benneckenstein became one of the pioneering entrepreneurs in the area on fast food restaurants in Germany. By 1988 he was part of senior management of Fast Food Systems in Germany and was responsible for establishing and managing all the franchised Southern Fried Chicken outlets in Germany.
     Mr. Benneckenstein left Fast Food Systems to run his own restaurants in Germany and Spain and in 1991 he moved to Switzerland to set-up and co-manage a financial consulting business. Through various entities Benneckenstein advised clients in the former Czechoslovakia, Romania and Hungary in privatization and on obtaining funding and equity from financial institutions in the U.S., the U.K., and Switzerland. One entity of which he was co-manager structured and marketed tax-driven investments in Germany, where the proceeds were used to provide funding for projects in the above-mentioned Eastern European countries. In 1998 Mr. Benneckenstein joined Die Wache, a long-established `security house' in Liechtenstein, as part of senior management. His area of responsibility included acquiring funds for deposit and overseeing the administration and management of those funds. In this capacity, Mr. Benneckenstein established good working relationships with many of the offices of global financial institutions in Liechtenstein and Zurich, most notably U.B.S. and Warburg Dillon Reed.
     In 2003, Mr. Benneckenstein became a director and shareholder of TEK Corporation and the TEK Foundation. The TEK group of companies is a major owner of real-estate in the U.S. and has real-estate assets of approximately 1 billion U.S. dollars. Wolfgang Benneckenstein is the director overseeing TEK's European operations and his activities include structuring transactions which fund new projects, utilizing TEK's assets as security for the required funding.
     His experience in the financial services sector during the past 13 years puts Wolfgang Benneckenstein in an ideal position to be part of the PROTEC management team.
In April 2004, Mr. Benneckenstein became Vice-President and Director of Protec Industries, Inc. Summary of business experience within the last five years:
April 2004 to present - Vice-President and Director Protec Industries, Inc. 2003 to present - Director TEK Foundation 1998 to 2003 - Fund-Manager for security house "Die Wache" 1991 to 1998 - Manager financial consulting 1988 to 1991 - Franchise-Manager Southern Fried Chicken


Tolan Furusho, Secretary / Treasurer / Director

     Tolan Shigeo Furusho attended Loyola Marymount University from 1988 through 1992. He graduated with two Bachelor of Arts degrees, one in English and the other in Psychology.
     In 1992, Tolan began his law education at Seattle University School of Law in Washington State. Tolan graduated in 1995 with his Juris Doctorate.

     Immediately after passing the Washington State Bar Exam in October 1995, Tolan opened his law office as a sole practitioner. In the beginning, Tolan practiced in a variety of areas including Criminal Defense, Family Law and Corporate Planning. By the third year of practicing law, Tolan's practice focused on Criminal Defense, including Federal Investigations in Texas, Florida and Washington. At about this time, Tolan Furusho began focusing his practice on securities issues and defended several clients in an investigation spearheaded by the SEC with ancillary investigations by the FBI. Despite the double exposure, Tolan Furusho successfully settled the matter with both the SEC and the FBI favorably for all of his clients, the government and the Commission.
     In the last quarter of 1997, Tolan Furusho was retained to appeal a decision of the SEC to the Ninth Circuit Court of Appeals. The case at hand stemmed from charges by the National Association of Securities Dealers that his client had engaged in the Parking of Securities and for violating the NASD's Rule 2110, Rules of Fair Practice and Equitable Principles of Trade.
     The matter was heard by the Ninth Circuit Court of Appeals on May 7, 1999. The decision was entered on August 20, 1999 and the Court of Appeals ruled in favor of Tolan Furusho and his client and reversed the findings of the SEC. This decision set the precedence for securities parking violations. On this particular issue of parking of securities and violating Rule 2110, this was the first successful challenge in the entire nation. In his opinion, Judge Beezer incorporated portions of Tolan Furusho's brief to elucidate the law of parking of securities violations.
     Since the decision of August 20, 1999, Tolan Furusho has focused his practice on Securities law both in litigation and transactional work. Tolan has assisted several companies in going public and has successfully defended both large and small brokerage firms against investigation by the NASD and the SEC.
     Away from the office, Tolan participates in Powerlifting, having won the 1999 Washington State title for both the bench press and the deadlift in the 165lb. weight class. In 2002 Tolan set two State bench press records in the 181lb. weight class. In 2003, Tolan is preparing to set the World Record in the bench press for the 181lb. weight class by pressing 523.50lbs. Tolan is also a Fourth Degree Black Belt in the study of Shotokan Karate.
Summary of business experience within the last five years:
1995 to present - private law practice, Bellevue, Washington


EXECUTIVE COMPENSATION

Currently, the officers and directors receive no cash compensation and provide services to the Company on an ad hoc basis.

If Protec is successful in the sale of at least twenty five percent (25%) of the shares of common stock by way of this offering, the Company plans on compensating Mr. Arne Przybillia, President, CEO and Board Chairman, a yearly salary of $100,000; and Edgar Luber, Vice-President and Director, a yearly salary of $60,000. There will be no salaries paid until 25% of the proceeds derived from this offering are received and accepted by the Company (see notes to the financial statements- Note #2 "Salaries"), enabling the Company to commence meaningful operations. There are no employment agreements with either Mr. Arnie Przybillia or Edgar Luber. When, as, and if Protec becomes profitable and produces commensurate cash flow from operations, then the Protec's Board of Directors will decide the level of reasonable salary for Protec's executives and other employees, commensurate with their time and services. At such time as the Company receives and accepts 25% of the funds through the sale of shares of common stock in this offering, the Company plans to purchase a "key man" insurance policy in the amount of a minimum of $1,000,000 for Mr. Arne Przybillia and for Mr. Edgar Luber.

Protec has issued shares of common stock to compensate the officers and directors as a bonus, for their services on the following basis. There are no provisions or plans for the issuance of shares of common stock for officers' and directors' in the future.



Mr. Arne Przybillia         President & Board Chairman          4,000,000 shares

Edgar Luber                 Vice-President & Director           4,000,000 shares

Wolfgang Benneckenstein     Second Vice-President & Director    4,000,000 shares




            SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR SERVICES
Name &                                              Other
Principal                                           Annual
Position                 Year  Salary  Bonus       Expenses

Arne Przybilla            2002   None   None   $   4,000.00*
President/Chairman

Edgar Luber               2002   None   None   $   4,000.00*
V. Pres/Director

Wolfgang Benneckenstein   2002   None   None   $   4,000.00*
Second VP/Director

           *This amount represents the amount of shares of common stock issued to each of the above, valued at the par value of $.001 for accounting purposes.

Protec currently has no employee stock option, annuity, or pension plans in place although the Company does intend to provide all or a portion of these benefits at some future date if the Company can establish sales and positive cash flow.


SECURITY OWNERSHIP OF OFFICERS, DIRECTORS, AND CERTAIN BENEFICIAL OWNERS

The Company's officers and directors have been issued a total of 12,000,000 shares of common stock in exchange for their services.


The following table sets forth, as of December 14, 2004, Protec's shares of common stock issued and outstanding owned of record or beneficially owned by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the share holdings of all executive officers, directors and significant employees as a group. Each person has sole voting power with respect to the shares of common stock shown.

As of the date of this prospectus, there are 100,257,191 shares of common stock, duly authorized and validly issued and outstanding among 968 shareholders of record; there are no shares of preferred stock issued and outstanding.

________________________________________________________________________
Name                                     Shares of Common        Percentage of
                                            Stock Owned           Shares Owned
_______________________________________________________________________

TEK Corp                                   70,000,000                   69.82 %*
Shareholder Only
5 Sonnblickstrasse
FL-Vaduz 9490,
Principality of Liechtenstein

Tom Robbins                                4,500,000                     4.488%*
C/o Tek Corp.
5 Sonnblickstrasse
FL-Valduz 9490
Principality of Liechtenstein


Arne Przybilla                             4,000,000                     3.99 %*
President and CEO
Mallorca, Spain

Edgar Luber                                4,000,000                      3.99%*
V. Pres./Director
St. Gallans, Switzerland

Wolfgang Benneckenstein                    4,000,000                      3.99%*
Second Vice Pres./Director
Vaduz, Liechtenstein
_______________________________________________________________________

ALL OFFICERS, DIRECTORS
AND CERTAIN BENEFICIAL
OWNERS AS A GROUP                       86,500,000                       86.28%*





 *These figures are "rounded up" to the next
digit as some of the digits are significantly extended.
-----------------------------------------------------------------------


DESCRIPTION OF SECURITIES

The following is a summary description of the Company's capital stock and certain provisions of the Company's Articles of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

                                     General

The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.


As of the date of this prospectus, there are 100,257,191 shares of common stock, duly authorized and validly issued among 968 shareholders of record. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees.


Common Stock

Protec's authorized capital common stock consists of 250,000,000 shares of common stock, with a par value $.001 per share of common stock.

The holders of the shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Protec 's Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available. In the event of the Company's liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and non-assessable.

 Preferred Stock

     Protec's authorized capital preferred stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share of preferred stock. No shares were issued and outstanding as of December 14, 2004 and the Company has no current plans to issue shares of preferred stock. Each share of preferred stock is entitled to dividends when, and if, declared by the Board of Directors. There are currently no voting, conversion and liquidation rights, nor redemption or sinking fund provisions for the preferred stock.

Liquidation or Dissolution of the Corporation

The Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment to all creditors. Article IV of the Company's Articles of Incorporation states that: "The holders of the preferred shares and common shares are entitled to receive the net assets of the Company upon dissolution. Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors, without the necessity of a special or extraordinary general meeting of the corporation's shareholders, subject to the rules and regulations of the Securities Exchange Act of 1933 and revisions thereto. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". Article II of the Company's Bylaws provides for an annual stockholders meeting to be held on or before June 30th or each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.



DESCRIPTION OF BUSINESS


 Protec is in the natural resources development, exploration, recovery, processing, business, specifically in the bulk sale of certain raw materials of oil, gas, and talc as well as, the real estate development business. Protec is a Washington corporation formed originally on September 9, 2002 under the laws of the state of Arizona, and under the name of "ANF Telecast, Inc." with authorized common stock of 250,000,000 shares at $.001 par value. On December 13, 2002, the Company changed its name to Protec Industries, Inc. On March 2, 2004, the domicile was changed to the state of Washington. The Company is in the development stage and as not started any significant operations.


Protec intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however, there is insufficient working capital for any future planned activity, and to service its debts, which raises substantial concern about its need to finance its operations and ability to continue as a profitable concern. Continuation of the Company, as a going concern is dependent upon obtaining sufficient working capital.

Epic Energy, Inc (Oil and Gas Reserves)
The management of Protec has developed a strategy, which it believes will accomplish this objective through advances from officers, additional equity funding, and long term debt, which will enable the Company to conduct operations for the coming year, and until it can start its oil recovery operations via Epic Energy, Inc., in the Ukraine. The talc extractions are projected to start within 8 months of sufficient working capital. Epic Energy, Inc. holds licensing rights to approximately 7 million acres of the Crimean Peninsula of the Ukraine, for oil and gas production. The wells will be reopened, after being closed for tax negotiations, that have resulted in lower taxes. Epic Energy, Inc., also controls the licensing rights to the Black Sea and the Azov Sea, (Ukranian territories) for oil and gas exploration, recovery, etc. Protec holds an option to purchase 49% of the common shares of Epic Energy, Inc., for $15,000,000 USD.


Rozmine s.r.o. (Talc Mine)
During January 2004, the Company acquired an option to purchase 49% of the Rozmine Talc mining property, known as Rozmine, s.r.o., located in Slovakia. The terms of the option provides for a purchase price of EUR 26,000,000 with an advance payment of $500,000 EURO ($627,000 USD), which was paid on January 21, 2004 and contributed to the Company by TEK Corp. Upon receipt of the advance payment the company was granted an irrevocable right to purchase the 49% interest. If the option is exercised before the due date, the advance payment made will be applied to the purchase price. As part of the advance payment made, the Company received an incentive bonus of 3,000,000 common shares of EuroGas, Inc. which represents 1.5% of the total outstanding stock of EuroGas, Inc., with an approximate fair market value of $.03 per share.


Rozmine s.r.o. is owned 57% by EuroGas, Inc. and 43% by Euro Gas Austria GmbH, a wholly owned subsidiary of EuroGas, Inc.

Protec and EuroGas, Inc., have recently entered into a contract that allows Protec to convert the Option to a Purchase Contract with a payment of $5,000,000 USD. The Purchase Contract will credit Protec with the $5 million USD payment towards the purchase price of $26,000,000, with the balance to be paid over time on terms. The benefit of this is that Protec will be able to benefit immediately from the sale of Talc to processors. Protec is currently negotiating a sales contract with a major processor in Europe, convenient to the location of the mine. Protec is quite certain that they will be able to sign the contract soon, since there is a shortage of Talc in Europe, especially with the high grade of Talc that Rozmine possesses, and in such a close location to the buyer's processing plant. Talc is used in the production of paint, paper, and other various products.

Protec's management believes that the high grade of talc material in this mine, which provides for low cost processing for use in finished products such as paint and paper.

La Guadalupe Ranch


During February 2004, the Company issued 74,500,000 shares of its common capital stock in connection with the acquisition of the development and income rights to 3,300 acres, known as La Guadalupe Ranch, located at Km 120 Carretera Federal Cancun Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico) on the Mexican Caribbean Sea, consisting of an area of approximately 1,498 hectares.


There can be no assurance that the company will be able to raise the necessary capital to proceed with the La Guadalupe Ranch project. The fair value of the stock issued, or to the development rights, are unknown and have been recorded showing no value for accounting purposes.


                             Overview of the Market

Protec plans to achieve its goals by targeting its current projects and developing the associated resources. The Talc business is a high margin market due to the shortage of talc in Europe. Recently, China passed a law prohibiting the export of talc from inside China. This has created a shortage of quality talc in Europe and therefore, has opened up the possibilities of tremendous profits from the talc mining operations.

With regards to the oil and gas licenses and existing oil wells, etc., of Epic Energy, Inc., Protec's management believes that there is the potential for profits and significant net margins. Currently, the price of oil has risen to $30.00 USD per barrel. This is approximately $5.00 USD higher than the target price set by OPEC. Recently, OPEC has decided not to increase production this year, which is already creating pricing pressures upward on oil sales. This makes our start-up projects an excellent time for entry into the market while net margins are lucrative. The high net margins resulting from the higher than normal oil prices, could result in profitable operations and lead to exploration and recovery plans for the development of other wells. The current market is also favorable to gas suppliers, which could provide opportunities in the Black Sea and Azov Sea for new wells to recover reserves that are available.

Protec with its real estate holding, the La Guadalupe Ranch beach resort property near Cancun, Mexico, has the ability to enter into joint venture partnerships to develop that property. Unstable conditions in the world have severely damaged the hospitality industry. However, Mexico has not been the scene of recent violence and therefore, tourism has continued to develop. Most of the consumers come from the United States and the La Guadalupe Ranch is very close to the United States with established air travel. Property values are stable and development should increase the value of the property. Feasibility studies indicate that new facilities would be welcome to replace the older resorts in the area and that hence the potential of profit should Protec be able to enter into an agreement with a suitably financed joint venture partner.

Overall, the oil, gas, and talc resources should provide revenue to the Company, resulting in potentially profitable daily operations that can be recorded and managed efficiently providing that the Company is properly financed, however there are no assurances that the Company will be able to operate on a profitable basis or that the Company will managed effectively.

These business opportunities that can be created relate to the amount of the shares that are sold in this offering. In the event that the minimum amount of 50,000 of the shares of common stock are sold to provide the Company with $400,000 less the $35,000 cost of the Offering, the Company will utilize those funds for general business purposes and the seeking of alternative financing to allow the Company to continue in business.

In the event that the Company is successful in the selling of at least 25% of its shares of common stock through this Offering, then the business will implement its business plan on the following basis: (1) If 25% of the shares of common stock are sold:
              (a) the Company will convert its options to purchase agreements and continue to pay from profits generated in the projects on a daily basis.
(b) the Company will operate at a slower pace in order for smaller profits to be reinvested in the projects to expand the operations until targets are achieved.

(2) If 50% of the shares of common stock are sold, the Company will conduct business in all of the above categories listed in "if only 25% of the shares of common stock are sold", in addition to:
              (c) the Company will be able to convert its options to purchase contracts and completely exercise its option on the talc and lease a site for processing.

              (d) the Company will purchase equipment to process some of its extracted raw materials, and increase the growth rate and potential recovery of raw materials to a higher level realizing higher levels of efficiency and economies of scale in exploration, extraction, recovery, processing, etc.

(3) If 75% of the shares of common stock are sold the Company will conduct all of the above categories listed in "if only 25% of the shares of common stock are sold" and "if only 50% of the shares of common stock are sold", in addition to:

              (e) the Company intends to purchase exploration, recovery and extraction, equipment, that will provide for full capacity objectives to be met.
              (f) the Company will also complete the purchase of the Epic
                  Energy, Inc. Option to purchase 49% of the common shares.

(3) If 100% of the shares of common stock are sold the Company will conduct all of the above categories listed in "if only 25% of the shares of common stock are sold" and "if only 50% of the shares of common stock are sold", and "if only 75% of the shares of common stock are sold", in addition to:
              (e) the Company will purchase additional exploration, recovery and extraction, equipment, that will provide for full capacity objectives to be met.
              (f) the Company will also provide capital to the La Guadalupe
                  Ranch property in Cancun to start site preparation and planning activities.


                          Marketing Plans and Strategy

Management of Protec, specifically Arne Przybilla and Edgar Lubar acquired the business research and contact base of OMV, Austria's second largest industrial company, and of RWE, another large public contractor. Management of Protec plans to use these contacts and knowledge of their contacts, i.e., foreign (export) distributors, institutional distributors, distributors, processors and manufacturers, etc. to market Protec's raw products.

It is planned that the initial marketing of the Protec products will take place in Europe, USA, and Canada where the market is better known to management, taking advantage of the lower Canadian dollar value to the US dollar value to sell to export distributors. The intent is to work with and through business associates to use their professional skill on a joint venture basis to eliminate the need for salaried employees.

Protec anticipates that it will initially derive revenues from the direct sales to local processors, foreign (export) distributors, institutional distributors, for its primary raw products. As part of the normal course of business, discounting to distributors is a function of the marketplace and is dependent on factors such as risk and timing in the transaction. Discounting, if contemplated, would reflect issues such as credit worthiness of the customer, method of payment, timing of payment, quality of the product being considered for sale, size of the order contemplated for sale and the seasonal timing of the order. Discounting, if necessary, is a regular process in the negotiating and finalizing or an order. Due to the fact that products are generally non-perishable and bulky to transport, Protec intends to reply on third party carriers to transport its products.

The Company is not dependent on a few major customers once it commences meaningful operations. The potential market for the Company's product is both domestic and international.

Competition

As stated previously under "RISK FACTORS", beginning on page 9, the market for all natural resources products is highly competitive, rapidly evolving, resulting in a dynamic competitive environment, with several dominant national and multi-national leaders. Protec will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Protec. Because there are potential entrants to the natural resources fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Protec's products. Competitive factors in the natural resources industry include product quality, marketing and distribution resources, customer service and support and price of product. Protec expects competition to persist and intensify in the future.

Some of Protec's competitors are much larger companies than Protec and are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the product. Several of the Company's competitors have operating histories for many decades, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Protec. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Protec's current or potential competitors, such as Shell, Texaco, Amoco, Exxon, have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that Protec will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure. However, Epic Energy, Inc., has entered into contracts with OMV, Austria's second largest industrial company, and also with RWE, another large entity, to joint venture in the exploration, recovery, and processing of oil, gas, and talc.

                                 Product Source

The current source of the Company's product is Rozmine Talc, Inc., of Slovokia, Epic Energy, Inc. of Canada, and Eurogas, Inc. of Canada.

                                    Employees

The Company currently has no employees. In the event that 25% of the Company's shares of common stock are sold by way of this offering, then Mr. Arne Przybilla, the Company's President and Board Chairman and Edgar Luber, the Company's Vice-President and Director will be full time employees of the Company. Mr. Arne Przybilla will receive a salary of $100,000 per year and Edgar Luber will receive a salary of $60,000 per year. The Company is recording contributed capital for salaries for the president and vice-president of $13,333 per month. These are monthly recurring costs.

Protec intends to engage a sales force once management of Protec deems that the volume of activity warrants additional personnel. Initially, Protec will receive sales and management support of generating sales as part of the agreement with its Executive Officers, to provide sales support and bookkeeping services for the Company, and especially the Company's President and Board Chairman, Mr. Arne Przybilla and Vice President and Director, Edgar Luber.



                                  Distributors

The management of Protec has currently made informal arrangements or agreements with distributors or processors. Until the Company can commence meaningful operations, there is no basis to engage or negotiate distribution opportunities further. In the event that the Company has received and accepted the proceeds from the sale of 25% of the shares of common stock, the Company will negotiate formal distribution agreements. A number of established and suitable processors and distributors are known to the management of Protec. Additional distributors can be sourced at product trade shows, trade journals and direct solicitation with institutional buyers or processors.

                             Raw Materials Business

As Protec progresses with sales, management will enter the raw materials business. The Company's need for processing equipment is dependent on the funds derived from this offering, the strategy and timing for its operations. In the event that the Company is not able to raise sufficient capital to operate its own processing plant, the Company intends that the strategy is to joint venture some of the operations and thereby "outsource" the need for capital and trained employees. This outsourcing can be achieved by negotiating with existing facilities on a contracted basis. At the present time, there are no contracts or agreement with any existing entity or facility. In addition, Protec intends to achieve "value added" products and processes whereby capital and trained employees would be required in order to achieve the objectives of the business in larger capacity. This would be achieved through the sale of 100% of the Company's shares of common stock offered in this prospectus. See "USE OF PROCEEDS", page 12.

                              Government Regulation

Protec will not be subject to any government regulation while acting as an extractor, natural resources developer, processor, and distributor of oil, gas, talc, etc., except as it relates to corporate licensing requirements, pollution and other environmental laws, production quotas, etc. Protec would be subject to government regulation if Protec receives and accepts funds from the sale of a minimum of 50% of the shares of common stock offered in this prospectus and commences extraction, processing, production and distribution of the raw material products. In that event, Protec would lease a site for primary and secondary processing, and production as previous described and the functional space would need to be certified by Occupational Safety Hazards Act regulators
(OSHA), Canadian regulators, and per regulations for products sold in the United States.

 Industry Information Sources

Protec has relied upon the following sources in compiling their business plan. These sources are readily available through print media, publications and Internet resources. Some of these resources are the US Department of Agriculture, CIA Fact Book, OECD Statistics, World Bank Economic Statistics, Agriculture Canada, Canadian Marketing Association,

The Company's Operations To Date

Since new management was installed to the board of directors of Protec in April 2004, the Company has been developing and implementing its business plan and has entered into two agreements: (1) Option to Purchase a 49% interest in the Rozmine s.r.o. which consists of high grade talc, a product use in the manufacture of paint and paper.
     (2) Option to Purchase 49% of the common shares of Epic Energy, Inc. This gives Protec Industries, Inc. licensing rights to 7 million acres in the Crimean Peninsula of the Ukraine, as well as, all Ukrainian territories of the Black Sea and the Azov Sea.




     (3) Purchase of La Guadalupe Ranch, an undeveloped beach resort property in the Cancun, Mexico area.


Sources of Revenue


Through December 31, 2003 and September 30, 2004, Protec, as a development stage company, has received no revenues from operations nor has it sold any of its products. As of the date of this registration statement, there have been no revenues for the Company. If Protec Industries, Inc. can realize its goals as set forth above and commence meaningful business operations, revenue could potentially come from sales of the products, oil, gas, talc, etc. The Company is solely dependent of this offering to commence meaningful business operations.



Potential Strategic Alliances and/or Joint Venture Partnerships

Protec Industries, Inc.'s management has developed a strategy of identifying business combination opportunities within the strategic alliance mandate. Protec Industries, Inc's approach is to work in stages to develop the relationship with the target companies by providing management and marketing support for the product. Management believes that this strategy will facilitate efficiencies and growth potential of the target company. The potential stages of this activity are as follows:

1 Phase 1 - Negotiate and acquire the marketing rights to the target company.

2 Phase 2 - Identify areas of synergy within the expanded vertically integrated partnership and pursue these avenues through marketing and administrative support.

3 Phase 3 - Acquire the specific equipment to facilitate expanded sales through the target company.

4 Phase 4 - Provide an acquisition, joint venture partnership or other business combination option for the target company. As additional products are sourced and processed, then Protec Industries, Inc. will pursue other sales and joint venture opportunities.



MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is the Company's plan of operation for the following 12 months, and should be read in conjunction with the Company's financial statements and notes thereto appearing in this prospectus.

Plan of Operation for the Next Twelve Months is as Follows:

Protec Industries, Inc. intends to use the proceeds from this offering to establish its inventory, sales and marketing business for raw material sales primarily in the Northern Hemisphere market. Protec Industries, Inc.'s philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company. The plan of operation is dependent on the amount of proceeds realized from the sale of common stock in this offering.

Net proceeds - if 100% of the shares of common stock (3,125,000 @$8.00) are sold by the Company: $25,000,000

           $5,000,000   Talc Mine Exercise of Option to purchase (convert
                        option to purchase contract)
             $500,000   Epic Energy, Inc. Exercise/Purchase of Option for 49%
                        of common Shares
          $10,125,000   Machinery and Equipment
              350,000   Marketing Costs



           $8,950,000   Working Capital
               75,000   Offering Expense
          Total Use of Proceeds: $25,000,000


In order for Protec Industries, Inc. to further implement its initial business plan and to commence meaningful business operations through the end of December 31, 2004 and the first two quarters of 2005, the Company must raise at least 25% of the proceeds offered by the sale of common stock in this offering or $6,250,000. The Company anticipates that it will obtain orders for its product that are able to be financed through traditional methods such as purchase order financing, account receivable financing, or letters of acceptance and letters of credit. There is no assurance that the Company will be able to achieve meaningful sales volume or any sales at all.


Protec Industries, Inc. is a development stage company that is in the recovery of natural resources business, specifically in the wholesale bulk purchase of certain oil and gas and talc The product and services that the Company intends to offer are described in the "Description of Business" section beginning on page 31 of this prospectus. Protec Industries, Inc. has generated no revenues to date.

In the event that only the minimum amount of proceeds of 781,250 shares of common stock at a purchase price of $8.00 or $6,250,000 is received and accepted by the Company, then the Company must seek other means of financing the Company as $6,250,000 is not sufficient to achieve the Companies objectives for its business operations. In the event that 25% of the proceeds of 781,250 shares of common stock at a purchase price of $8.00 is received and accepted by the Company, that $6,250,000 will be sufficient to operate the Company for a minimum of one year. In the event that 50% of the proceeds of 1,562,500 shares of common stock at a purchase price of $8.00 is received and accepted by the Company, that $12,500,000 will be sufficient to operate the Company for a minimum of two years. In the event that 75% of the proceed of 2,343,750 shares of common stock at a purchase price of $8.00 is received and accepted by the Company, that $18,750,000 will be sufficient to operate the Company for a minimum of 30 months. In the event that 100% of the proceeds of 3,125,000 shares of common stock at a purchase price of $8.00 is received and accepted by the Company, that $25,000,000 will be sufficient to operate the Company for a minimum of 36 months, and net cashflows generated will be sufficient to finance ongoing operations and current and future projects on a permanent basis, internally.

General

Protec Industries, Inc. has developed a business plan that can be further implemented upon financing. Protec Industries, Inc. can commence meaningful business operations upon receiving and accepting funds from the sale of a minimum of 25% of the shares of common stock offered in this prospectus.

The net proceeds to Protec Industries, Inc. from the sale of the 3,125,000 shares of common stock at the offering price of $8.00 per share is $25,000,000, less the cost of the offering which is estimated to be $75,000, or $24,925,000. The following plan will be followed, as a result:

Net proceeds - if 100% of the shares of common stock (3,125,000 @$8.00) are sold by the Company: $25,000,000

            $5,000,000   Talc Mine Exercise of Option to purchase (convert
                         option to purchase contract)
              $500,000   Epic Energy, Inc. Exercise/Purchase of Option for
                         49% of common Shares
           $10,125,000   Machinery and Equipment
               350,000   Marketing Costs
            $8,950,000   Working Capital
                75,000   Offering Expense
          Total Use of Proceeds: $25,000,000


Other Factors

Some of the phases of Protec Industries, Inc.'s operations are subject to influences outside of the control of the Company. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include the weather and other conditions of nature and its results on the quantity and quality of the extracted raw materials, i.e., oil, gas, talc., etc., competitive pressures, market price volatility, interest rates fluctuations, inflation, especially on equipment purchases, and other market conditions.

The Company has no knowledge of any material event or any uncertainty in the mainstream and/or segmented berry market that would adversely affect the Company's operations or have any effect on the Company's financial statement. It is not anticipated that labor costs will escalate over the normal "cost of living" increases or that the cost of equipment or materials be increased in the Company's day-to-day operations. The Company is not aware of any information or market condition that would adversely impact the Company's current business plan or future operation results.

Forward Looking Statements

Forward-looking statements are made by or on behalf of the Company based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other commercial, environmental and business factors over which the Company has no control, actual results may differ from those in the forward-looking statement. Consequently, all of the forward-looking statements made are qualified in their entirety by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effect on the business and/or operations of the Company.

Liquidity and Capital Resources

Protec Industries, Inc., and its affiliates, Epic Energy, Inc. and Rozmine
Talc, Inc., are in the development stage and since inception have not received significant revenue from operations. Protec Industries, Inc. will need additional capital to carry out its business plan. The Company's only source of financing and having the ability to commence meaningful operation is to sell shares of common stock in this offering, or borrow funds. In the event that the Company is successful in the sale of its shares of common stock, the Company will be able to extract product for sale and distribution. The Company will depend upon these sales and the potential profit of these sales to continue as a business operation.

There are currently no other capital obligations or agreements with any distributors, processors, or manufacturers, other than those which are stated in this offering . The Company will not enter into any other agreements with distributors or manufacturers, processors, etc., until the Company receives and accepts funds from borrowing or the sale of a minimum of 25% of the shares of common stock from this offering and can establish meaningful business operations. There should not be any significant elements of income or loss that does not arise from the Company's continuing operations.

There are currently no commitments to purchase or lease any equipment or to purchase or lease any facilities.


Seasonal and Weather Considerations

There are seasonal considerations and other considerations affected by market volatility, weather and other natural elements which have been discussed more thoroughly in the RISK FACTORS, "Protec Industries, Inc. may incur problems in the extraction and recovery as well as acquisition and redistribution business which could result in lack of product sales, business delays and the future economic viability of the Company., page 8; and "Protec Industries, Inc. expects to have quarter to quarter fluctuations in revenues, expenses, loss and cash flow, some of which could adversely materially affect the business and future operations.", page 10 and 11. Protec Industries, Inc., is dependent upon the quantity and quality of the raw materials that are extracted only in favorable conditions in the Northern Hemisphere. The quantity and quality of all raw materials are determined by weather, processing and recovery conditions, and other natural factors beyond the control of the Company. The volatile nature of the extraction, sale and distribution of raw materials, will affect the quarter-to-quarter income and cash flow of the Company. This volatile aspect of the Company's business may have a material effect on the financial condition or results of the Company's business operations.

Shares of Common Stock Issued for Services

On January 10, 2004, the Company issued the following shares of common stock for officers and directors services. These issuances were as follows:

4,000,000 shares of common stock - Arne Przybilla, President and Board Chairman, is responsible for the overall activity, Company contracts and client procurement for the overall sales of the Company on a day to day basis. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Mr. Arne Przybilla will be working full time for the Company, earning a salary of $100,000 per year in addition to the 250,000 shares of common stock. Mr. Pryzbillia' experience as a former Executive brings business and accounting experience to the Company.

4,000,000 shares of common stock - Edgar Luber, Vice-President and Director, is responsible for a portion of the Company's sales and other business activities to be determined by the amount of proceeds derived from the offering. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Edgar Luber will be working full time for the Company, earning a salary of $60,000 per year in addition to the 100,000 shares of common stock. Edgar Luber's experience as a business professional and business professor provides the Company with seasoned business acumen and performance.

4,000,000 shares of common stock - Wolfgang Benneckenstein, Second Vice President and Director is a former officer and director of the Company with an extensive background in finance and management.

The 12,000,000 shares of common stock issued to officers and directors of the Company were issued for services and reflected on the Company's financial statements at a rate of $.001 per share of common stock. The amount of $.001 was determined to be the `fair value" of the shares of common stock.

Operating Results To Date

The Company has had no revenues since its inception in September 2002, due to the fact that the Company is in the development stage mode. New officers and directors of the Company were installed on April 10, 2004.


Protec Industries, Inc. incurred operating losses of $134,781 from inception to December 31, 2003 and $1,276,184 from inception to the nine months ending September 30, 2004. Protec Industries, Inc. expects its accumulated deficit to grow for the foreseeable future as total costs and expenses increase due principally to increased marketing expense associated with its plans to undertake trials of its product and services. There can be no assurances that Protec Industries, Inc. will be successful in the further implementation of its business plan or to successfully generate sales of the product to have sufficient revenues to allow the Company to operate profitably.


Protec Industries, Inc. does not expect to generate a positive internal cash flow for at least the next year due to expected increase in spending for salaries and the expected costs of marketing and sales activities.

Protec Industries, Inc. currently has limited internal and external sources of liquidity.

At this time Protec Industries, Inc. has two material commitments for capital expenditures (Talc Mine Option: $26,000,000.00 USD and Epic Energy, Inc. Option:
$15,000,000.00 USD). Protec Industries, Inc., however; is able to convert the Options to Purchase contracts with a smaller portion of funds if provided before the Option Date.

Market Outlook

There are no known trends, events or uncertainties that are expected to have a material impact on the net sales and income from operations of the Company. The industry and the needs of the market are well established. The Company believes that it will serve an established natural resources materials market and specialty raw materials market with its product and services that has yet to be served adequately. The Company's overall business is not particularly or completely subject to seasonal aspects. Even as the market is growing, technologies allow these products to be processed and stored on a multi-yearly basis and not subject to a seasonal cycle.


DESCRIPTION OF PROPERTY

Protec Industries, Inc. owns a purchase option to a 28 million ton deposit of Rozmine Talc in Slovockia. Protec Industries, Inc. also owns an option to purchase 49% of Epic Energy, Inc.'s common stock. Epic Energy, Inc. owns 60% of the oil and gas license rights on the Crimean Peninsula (7 million acres) and also the development rights to the oil and gas in the Black Sea and Azov Seas found in Ukranian territories under a Joint Venture with a Ukranian Government owned corporation. Protec Industries, Inc. also owns 2.5 million common shares of Epic Energy, Inc., as well as 3 million common shares of Eurogas, Inc., a company that owns oil and gas rights in Northern British Columbia. Protec Industries, Inc. also owns development and income rights to La Guadalupe Ranch, a beach front resort property located in the Cancun area of Mexico.

Protec Industries, Inc.'s operational office is located at 5 Sonnblickstrasse, FL-9490 Vaduz, Principality of Liechtenstein., which is located within the offices of the Company's Second Vice President and Director, Wolfgang Benneckenstein. The Company is paying a rental fee of $3000 per month for an office space of approximately 1800 square feet general office space. The Company is recording contributed capital for rent for the Company's office of $3000 per month. These are monthly recurring costs. The total contributed capital for rent to the annual period will be recorded in the Quarterly Statements ended March 31, 2004. In the event that 25% of the shares of common stock are sold by the

Company from the offering, the Company will commence paying rent in cash as of that date. The rent is on a month-to-month basis with the rental being charged and accrued in the financial statements on a $3000 per month gross basis with no other charges. In the event that Protec is successful in selling 50% of the shares of common stock by way of this offering, Protec will relocate to a permanent facility in due course.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Arne Przybilla, Edgar Luber, and Wolfgang Benneckenstein have negotiated all of the Company's contracts to date. All of the contracts were researched as to fair market value. The Purchase and Sale Agreement with Eurogas, Inc. (Rozmine
Talc) was negotiated for the direct costs to be incurred by Eurogas, Inc., in opening the recovery and extraction phase of the mine. The agreement with Epic Energy, Inc. for the option to purchase 49% of the common shares of stock was negotiated at the latest available market prices.

The Company's secretarial services are pursuant to the day-to-day operations of the Company and the corporate secretarial services pertain to the record keeping of the corporation including the voting on corporate policies and the recording of the monthly Board of Directors meeting.

Neither Mr. Pryzbillia nor any other officer, director or possible nominee for election as a director of the Company, is the owner of five percent or more of the Company's outstanding shares of common stock, nor has any member of their immediate families entered into or proposed any transaction, other than that as described in this prospectus, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts except as otherwise described in this prospectus.


The parent company to the Company is Tek Corp. and Tek Corp owns 70,000,000 shares of common stock or 69.82% of the Company. Tek Corp.'s controlling shareholder, Tom Robbins owns 4,500,000 shares of common stock or 4.48% of the Company. There are no other control persons or entities other than as described in this prospectus.



MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


As of the date of this prospectus, there are 100,257,191 shares of common stock, duly authorized and validly issued, to 968 shareholders of record. Protec's shares of common stock have a limited market trading on the National Quotation Board's Pink Sheets. The Company has no shares of common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity.

There are 5,248,853 shares of common stock that are free-trading and the balance of 95,008,338 shares are restricted and are not subject to be sold into the public marketplace.

There are no shares of common stock of the Company that are subject to registration rights. There are no other shares of common stock agreements that are subject to registration rights.

There are no shares of common stock subject to any stock option contract or any other contract. There are no stock option contracts for any officer, director of significant employees and none contemplated.

To date, the Company has not paid any dividends on its shares of common stock and does not expect to declare or pay any dividends on its shares of common stock in the foreseeable future. The payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Company's Board of Directors.

The Company's shares of common stock may be considered a "penny stock" if it is traded at a price at under $5.00 or other factors. Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     (1) Control of the market for the security by one or a few broker/dealers that are often related to the promoter or to the Company;
     (2) Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) "Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     (4) Excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and
     (5) The wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. One or more of the above could cause the investor to lose all or part of the investment.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Washington law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Available Reports to Securities Holders

Upon effectiveness of this registration statement the Company will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. An investor may read and copy any report, proxy statement or other information the Company files with the Commission at their website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission. The public may read and copy any materials the Company filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800)-SEC-0330.

The Company has filed a registration statement on Form SB-2 with the Commission to register shares of the Company's common stock for sale in a public offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to the Company, or the Company's shares of common stock, an investor may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. An investor can review a copy of the registration statement and its exhibits and schedules at the Commission's web site, as described above. It should be noted that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.


TRANSFER AGENT

Protec Industries, Inc.'s transfer agent is First American Stock Transfer, Inc., 1717 East Bell Road, Suite 2, Phoenix, Arizona 85022, telephone (602) 485-1346, fax (602) 788-0423.


INTEREST OF NAMED EXPERTS AND COUNSEL


These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Mr. Tolan Furusho, Attorney at Law, 2200-112th Ave., NE, Suite 200, Bellevue, Washington 98004 was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Furusho is also Protec's Secretary/Treasurer and Director and does not own any shares of common stock of the Company. Mr. Rex Andersen, CPA of Madsen & Associates, CPA's Inc. located at 684 East Vine St. # 3, Murray, Utah 84107, has been engaged to provide the audited financial statements of the Company as of December 31, 2003 and unaudited financial statements of September 30, 2004, in connection with this offering. Mr. Rex Andersen, CPA, does not own any shares of common stock of the Company.

INVESTORS MAY ONLY RELY UPON THE INFORMATION IN THIS PROSPECTUS

Investors should rely only on the information contained in this document. The Company has not authorized anyone to provide investors with information that is different. This prospectus is not an offer to sell shares of common stock in any state where the offer or sale is not permitted.

FINANCIAL  STATEMENTS


Report of Independent Certified Public Accountant                         44-45

Audited Financial Statements of June 30, 2004

Balance Sheets as at June 30, 2004                                       46

Statement of Operations - For the six months ended                       47
une 30, 2004 and the Years
Ended December 31,
2003 and December 31, 2002

Statement of Changes in Stockholders Equity                              48
For the Period September 9, 2002 (Date of Inception) to June 30, 2004

Statement of Cash Flows for the six months ended                         49
June 30, 2004 and the year
ended December 31, 2003 and the
years ended December 31, 2002

Notes to Financial Statements                                           50-55

Unaudited Financial Statements of September 30, 2004

Balance Sheets as at September 30, 2004                                   56

Statement of Operations - For the nine months ended                       57
September 30, 2004 and the
Years Ended December 31,
2003 and December 31, 2002

Statement of Changes in Stockholders Equity                               -
For the Period September 9, 2002 (Date of Inception) to September 30, 2004

Statement of Cash Flows for the nine months ended                          -
 September 30, 2004 and the
year ended December 31, 2003 and the
years ended December 31, 2002


Notes to Financial Statements                                            58

;MADSEN & ASSOCIATES, CPA's INC.                          684 East Vine St, # 3
 -------------------------------                          Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                          Fax 801-262-3978

Board of Directors
Protec Industries,  Inc.
Bellevue, Washington

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Protec Industries, Inc. (exploration stage company) at September 30, 2004 and December 31, 2003 and the related statement of operations, stockholders' equity, and cash flows for the nine months ended June 30, 2004 and the year ended December 31, 2003 and and the period September 9, 2002 (date of inception) to December 31, 2002 and the period September 9, 2002 to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Protec Industries , Inc. at September 30, 2004 and December 31, 2003 and the results of operations, and cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003 and the period September 9, 2002 to December 31, 2002 and the period September 9, 2002 to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           s\ Madsen & Associates, CPA's Inc.
Salt Lake City, Utah,
November 8, 2004



MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, # 3
-------------------------------                           Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                           Fax 801-262-3978

Board of Directors
Tek Corp and Subsidiary
Murray, Utah

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Tek Corp and Subsidiary (exploration stage company) at September 30, 2004 and December 31, 2003 and the related consolidated statement of operations, stockholders' equity, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and the period July 15, 2002 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.




In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tek Corp and Subsidiary at September 30, 2004 and December 31, 2003 and the related statement of operations, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and the period July 15, 2002 (date of inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           \s\ Madsen & Associates, CPA's Inc.
Salt Lake City, Utah,
November 8, 2004

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                                 BALANCE SHEETS
                    September 30, 2004 and December 31, 2003



                                                          Sept 30,      Dec 31,
                                                            2004         2003

ASSETS
CURRENT ASSETS

Cash                                                $    37,894    $         -
                                                        -------    -----------
Total Current Assets                                     37,894              -
                                                        -------   ------------

OTHER ASSETS

Available-for-sale securities                           439,245        173,245
                                                        -------        -------

                                                    $   477,139    $   173,245
                                                        =======        =======

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable                                     $        -     $        -
                                                      ---------      ---------
Total Current Liabilities                                     -              -
                                                      ---------      ---------

STOCKHOLDERS' EQUITY

Preferred stock
10,000,000 shares authorized, at $.001 par value;
none issued on Sept 30, 2004                                  -
Common stock
250,000,000 shares authorized,
at $.001 par value;
100,257,191 shares issued and
outstanding on Sept 30, 2004                            100,257          5,867
Capital in excess of par value                        1,653,066        338,098
Deficit accumulated during the
exploration stage                                    (1,276,184)      (170,720)

Total Stockholders' Equity                              477,139        173,245


The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                             STATEMENT OF OPERATIONS
         For the Nine Months Ended September 30, 2004 and the Year Ended
                  December 31, 2003 and the Period September 9,
               2002 to December 31, 2002 and the Period September
                9, 2002 (Date of Inception) to September 30, 2004


                                                                        Setp 9,
                                Sept 30         Dec 31        Dec 31    2002 to
                                2004             2003         2002      Sept 30
                                                                        2004


REVENUES                $             -    $         -   $          $         -

EXPENSES

Development expenses
Mexico project                   30,000              -              -     30,000
Exploration & options
oil and gas properties          133,507             --        133,507
Exploration & options
talc properties                 586,003              -              -    586,003
Consultants                      67,139         28,919         31,439    127,497
Professional                     36,741         40,065          4,500     81,306
Administrative                   75,438         65,797              -
                               --------      ---------      ---------     ----
                                                                         141,235
NET LOSS - before
other costs                    (928,828)      (134,781)     (35,939) (1,099,548)
FINANCING COSTS                (176,636)             -            -   (176,636)

NET LOSS                    $(1,105,464)   $  (134,781)   $(35,939) $(1,276,184)






NET LOSS PER COMMON SHARE

Basic and diluted           $      (.02)  $    (.02) $       (.05)




AVERAGE OUTSTANDING SHARES

Basic (stated in 1,000's)        68,130        5,472          774




The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              For the Period September 9, 2002 (Date of Inception)
                              to September 30, 2004



                                                                 Common Stock
                                                     Shares          Amount

Balance September 9,  2002                              -      $    -

Issuance of common stock for services
at $.02 - Sept through Dec 2002                1,571,929        1,572
Issuance of common stock for cash
at $.10 - September  2002                         45,040             45
Net operating loss for the period
September 9, 2002 to December 31, 2002                 -             -

Balance December 31, 2002                      1,616,969         1,617

Issuance of common stock for a license -
no value recognized - January 2003               199,995           200
Issuance of common stock for cash
at $.001- February 8, 2003                     4,050,000         4,050
Contributions to capital - available-for-
sale securities                                        -             -
Contributions to capital - expenses                    -             -
Net operating loss for the year ended
ended December 31, 2003                                -             -

Balance December 31, 2003                      5,866,964         5,867

Issuance of common stock for
development rights - Mexico - no
value recognized - March 2004                      74,500,000   74,500
Issuance of common stock for services
at $.001 - March 2004                         18,890,227        18,890
Issuance of common stock for 40% of
stock of Pumilia AG - August 2004                   1,000,000    1,000
Contributions to capital - advances by TEK             -             -
Net operating loss for the nine months
ended September 30, 2004                               -             -

Balance September 30, 2004                   100,257,191   $   100,257










                                                Capital in
                                                Excess of       Accumulated
                                                Par Value         Deficit

Balance September 9, 2002                   $         -     $          -

Issuance of common stock for services
at $.02 - Sept through Dec  2002                  29,867               -
Issuance of common stock for cash
at $.10 - September 2002                           4,455               -
Net operating loss for the period
September 9, 2002 to December 31, 2002                 -        (35,939)

Balance December 31, 2002                         34,322        (35,939)

Issuance of common stock for a license -
no value recognized - January 2003                  (200)             -
Issuance of common stock for cash
at $.001- February 8, 2003                             -              -
Contributions to capital - available-for-
sale securities                                  173,245              -
Contributions to capital - expenses              130,731              -
Net operating loss for the year ended
ended December 31, 2003                                -       (134,781)

Balance December 31, 2003                        338,098       (170,720)

Issuance of common stock for
development rights - Mexico - no
value recognized - March  2004                     (74,500)           -
Issuance of common stock for services
at $.001 - March 2004                                  -              -
Issuance of common stock for 40% of
stock of Pumilia AG - August 2004                  145,000            -
Contributions to capital - advances by TEK     1,244,468              -
Net operating loss for the nine months
ended September 30, 2004                               -     (1,105,464)

Balance September 30, 2004                   $ 1,653,066    $(1,276,184)






The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
         For the Nine Months Ended September 30, 2004 and the Year Ended
                  December 31, 2003 and the Period September 9,
                    2002 to December 31, 2002 and the Period
                    September 9, 2002 (Date of Inception) to
                               September 30, 2004



                                          Sept 30,             Dec  31,
                                           2004                  2003


CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss                                   $(1,105,464)   $  (134,781)
Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance common capital stock
for services                                    18,890              -

Contribution to capital - expenses                   -        130,731



Net Change From Operations                  (1,086,574)        (4,050)
                                          ------------        -------

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase securities                           (120,000)             -
                                             ---------      ---------

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances contributed to capital-TEK          1,244,468              -
Proceeds from issuance of common stock               -          4,050
                                            ----------         ------

Net Change in Cash                              37,894              -

Cash at Beginning of Period                          -              -
                                           -----------       --------

Cash at End of Period                      $    37,894      $       -
                                               =======       ========

NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of 20,462,156 common
shares for services                        $    50,329
                                                              -------
Contributions to capital - expenses            130,731
                                                              -------



                                                                        Sept 9
                                                                        2002 to
                                                Dec 31,                 Sept 30
                                                2002                     2004


Net loss                                     $ (35,939)            $ (1,276,184)
Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance common capital stock
for services                                             31,439         50,329
Contribution to capital - expenses                            -        130,731



Net Change From Operations                               (4,500)    (1,095,124


CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase securities                                           -       (120,000)


CASH FLOWS FROM FINANCING
ACTIVITIES
Advances contributed to capital-TEK                           -      1,244,468
Proceeds from issuance of common stock                    4,500          8,550


Net Change in Cash                                            -         37,894

Cash at Beginning of Period                                   -              -


Cash at End of Period                                  $      -    $    37,894


NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of 20,462,156 common shares for services


Contributions to capital - expenses






The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004



1. ORGANIZATION

The Company was incorporated under the laws of the state of Arizona on September 9, 2002 under the name " ANF Telecast, Inc." with authorized common stock of 100,000,000 shares at $.001 par value. On December 13, 2002 the name was changed to "Protec Industries, Inc." and on March 2, 2004 the domicile was changed to the state of Washington in connection with an increase in the authorized capital stock to 250,000,000 common shares and 10,000,000 preferred shares with a par value of $.001. No terms have been established for the preferred shares..

The Company is in the exploration stage and has not started any significant operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On September 30, 2004, the Company had a net operating loss available for carry forward of $1,276,184. The tax benefit of approximately $383,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2024.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common or preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Exploration Costs

Costs of acquisition, exploration, carrying, and retaining unproven mining properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value.

Environmental Requirements

At the report date environmental requirements related to the mining claims acquired are unknown and therefore an estimate of the any future cost cannot be made.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

Foreign Currency Translation

Part of the transactions of the Company were completed in CHF and EUR dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gains or losses are recognized from the translations. US dollars are considered to be the functional currency.

Estimates and Assumptions


Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  AVAILABLE-FOR-SALE SECURITIES

During November 2003 the Company received 2,500,000 common shares of Epic Energy from Clarex Finance Establishment, controlled by a shareholder of the reporting Company, as a contribution to capital. The predecessor purchased the shares at $.0693 per share for $173,245 immediately prior to the transfer to the Company. The stock has had a temporary trading suspension, due to late filing of reports, with the last trading at $.09 per share. For this report the fair value is considered to be the original cost. The shares represent approximately 4% of the outstanding shares of Epic Energy.

During February 2004 the Company purchased 3,000,000 shares of EuroGas, Inc. at $.04 per share, representing 1.8% of the outstanding shares of EuroGas, Inc. The fair market value on the report date was $.04 per share.

During August 2004 the Company issued 1,000,000 common shares of the Company in exchange for 40% of the outstanding stock of Pumilia AG. Pumilia AG is a 20 year old engineering and construction company registered and operating in Switzerland and is privately owned. The value of the Pumilia AG shares have been recorded at $146,000, the book value as shown in the reports of Pumilia, which is considered to their fair value. The 1,000,000 shares of the Company are being held by Pumilia's bank which will be released by March 1, 2004 as free trading. If the shares cannot be registered for free trading by March 1, 2005, an officer of the Company has agreed the substitute his free trading shares in exchange.

The management of the Company intends to hold the above shares as an investment, however they may be subject to creditor claims. (Note 8)

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



4. PURCHASE OF DEVELOPMENT RIGHTS TO CANCUN MEXICO PROPERTY

During February, 2004 the Company issued 70,000,000 shares of its common capital stock, with no value recognized, for the acquisition of the development and income rights to 3,300 acres, known as La Guadalupe Ranch, located at Km 120 carretera federal Cancun Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico) on the Mexican Caribbean Sea, consisting of an area of approximately 1,498 hectares. The rights expire twelve years and one month from August 9, 2002.

Future development plans for the property includes hotels, a marina, nature trails, including an un-excavated pyramid archeology site, individual residences, museums, and other supporting facilities. The necessary capital to start and complete the development has not been obtained at the report date. There can be no assurance that the Company will be able to raise the necessary capital to proceed with the plans.

The rights were purchased from TEK Corp., (parent of the Company) who holds 70 % of the Company's outstanding stock, after the above transaction.

5.  PURCHASE OF AN OPTION TO PURCHASE INTEREST IN TALC MINING PROPERTY

During January 2004 the Company acquired an option to purchase 49% of a talc mining property from EuroGas Inc., known as Rozmin s.r.o., located in Slovakia. The terms of the option provides for a purchase price of EUR26,000,000 with an advance payment of $627,000 (EUR 500,000), which was paid on January 21, 2004 and expensed. Upon the receipt of the advance payment the Company was granted an irrevocable right to purchase the 49% interest.

Rozmin s.r.o. is owned 57% by EuroGas Inc. and 43% by Euro Gas Austria GmbH , a wholly owned subsidiary of EuroGas Inc. Exploration of the property has been started.

6.  CAPITAL STOCK

During January 2003 the Company issued 199,995 net shares for a license, with no value recognized, and during February 2003 the Company issued 4,050,000 shares for $4,050 in a private offering. During February 2004 the Company issued 70,000,000 common shares to TEK Corp, and 4,500,000 to an officer of the company, for the development rights in Cancun Mexico, with no value recognized, as outlined in note 4 above. During August 2004 the Company issued 1,000,000 common shares in exchange for 40% of the outstanding stock of Pumilia AG as outlined in note 3.

On January 22, 2003 the Company completed a reverse common stock split of one share for 100 outstanding shares. This report has been prepared showing post split shares from inception.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



7.  SIGNIFICANT  TRANSACTIONS WITH RELATED PARTIES

Officer- director's have acquired 15% of the outstanding common stock of the Company.
During February 2004 TEK Corp, a corporation controlled by an officer of the Company, acquired 70 % of the outstanding common stock of the Company. TEK Corp has made advances to the Company of $1,244,468, which have been contributed to capital. Other shareholders of the Company have made contributions to capital of $303,976.

8.  GOING CONCERN

There is insufficient working capital for any future planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

TEK Corp, parent of the Company , received net of $2,462,202 in loans from investors with the agreement that TEK Corp invest the proceeds and pay 20% return per month to the note holders, (later revised to the terms outlined below). TEK Corp contracted with ITrust (a state of Utah Trust) to manage the investments and guarantee the loans, with the knowledge of the note holders, and TEK Corp received back, a no interest, demand loan of $445,995 from ITrust, and therefore, TEK Corp has a contingent liability under the terms of the notes payable if ITrust defaults. The terms of the notes, as revised, provide for payments of $ 2,462,202 due during December 2004 (extended for 60 days) and $4,451,620 due during March 2005. The proceeds of the loans, along with other loans received by TEK Corp from other sources of $1,502,047, which are due within the coming year, except for $250,000 which is due in three years, have been used by the Company, TEK Corp, and ITrust in payments toward development costs on the Mexico project (note 4 ), exploration costs and the purchase of an option to purchase the Talc Mining Property (note 5), exploration costs in the oil and gas properties, and real estate and other investments, resulting in a substantial deficiency in the remaining current marketable assets available to service the loans.

If there is a default in the payments on the loans due by Itrust, the note holders can also make claims on the assets of TEK Corp., which consists primarily, of the Company stock held by TEK Corp. The only assets the Company has are the securities shown in the balance sheet, which would be substantially deficient as payment on the debt should a demand be made against the Company, which raises substantial doubt about the Company's ability to continue as a going concern.

The management of the Company, TEK Corp, and ITrust, believe they can overcome the deficiency needed to service the debt of TEK Corp and ITrust, by the extension of the due dates on the notes beyond the coming year, or by conversion of the debt to stock equity, by receiving additional equity funding, by loans from officers through their sale of personal assets, or by obtaining new loans from the profits in the operations of companies Protect Industries, Inc. owns an interest in, which will enable the Company to continue operations for the coming year.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



9. CONSOLIDATING FINANCIAL STATEMENTS OF THE COMPANY AND TEC CORP.

During February, 2004 TEK Corp, (parent) acquired 70% of the outstanding common capital stock of the Company. Included in the following are the consolidating, financial statements of the Company and TEK Corp (parent). The financial statements have been prepared assuming the acquisition had been completed on January 1, 2004. The consolidated statements of operations include the historical operating information of TEK Corp and the Company beginning on January 1, 2004. The acquisition is reported as a purchase in which no good will was recognized.

All intercompany transactions have been eliminated.

                 TEK CORP & PROTEC INDUSTRIES, INC (subsidiary)
                           (Exploration Stage Company)
                          CONSOLIDATING BALANCE SHEETS
                               September 30, 2004



                                                  TEC Corp       Protec
                                                               Industries Inc.
CURRENT ASSETS
Cash                                           $ 62,751$         37,894
Account receivable                                 5,000              -
                                                 -------    -----------
Total Current Assets                              67,751         37,894
                                              ------===========--------

OTHER ASSETS
Available-for-sale securities                          -        439,245

                                             $    67,751    $   477,139

LIABILITIES AND STOCKHOLDERS'
DEFICIENCY
CURRENT LIABILITIES
Notes payable                                $ 1,252,047      $       -
Note payable - related party                     250,000              -
Accrued interest payable                          90,933              -
Advances - ITrust                                445,995              -
Total Current Liabilities                      2,038,975              -

CONTINGENT LIABILITIES - note 8                        -              -
                                             --------------------------

MINORITY INTEREST - deficiency

STOCKHOLDERS' DEFICIENCY
Preferred stock - 100,000,000 authorized
at no par value - 25,000,000 outstanding -
no value recognized                                    -              -
Common stock -1,000,000 authorized
at $.001 par value - 1,000,000 out                 1,000        100,257
Capital in excess of par value                (1,244,468)     1,653,066
Deficit accumulated during
exploration stage                               (727,756)    (1,276,184)
Total Stockholders' Deficiency                (1,971,224)       477,139

                                             $    67,751    $   477,139
                                           =============       ========




                                                 Elimination      Total

ASSETS
CURRENT ASSETS
Cash                                                   $    $   100,645
Account receivable                                     -          5,000
                                              --------------------------
Total Current Assets                                   -        105,645
                                              --------------------------

OTHER ASSETS
Available-for-sale securities                          -        439,245

                                                       -    $   544,890

LIABILITIES AND STOCKHOLDERS'
DEFICIENCY
CURRENT LIABILITIES
Notes payable                                          -    $ 1,252,047
Note payable - related party                           -        250,000
Accrued interest payable                               -         90,933
Advances - ITrust                                      -        445,995
Total Current Liabilities                                   - 2,038,975

CONTINGENT LIABILITIES - note 8                        -              -
                                             --------------------------

MINORITY INTEREST - deficiency                  (170,465)      (170,465)

STOCKHOLDERS' DEFICIENCY
Preferred stock - 100,000,000 authorized
at no par value - 25,000,000 outstanding -
no value recognized                                    -              -
Common stock -1,000,000 authorized
at $.001 par value - 1,000,000 out              (100,257)         1,000
Capital in excess of par value                     7,908        416,506
Deficit accumulated during
exploration stage                                262,814     (1,741,126)
Total Stockholders' Deficiency                         -     (1,323,620)

                                                       -    $   544,890
                                           =============       ========



The accompanying notes are an integral part of these financial statements.

                 TEK CORP & PROTEC INDUSTRIES, INC. (subsidiary)
                           (Exploration Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
           For the Nine Months Ended September 30, 2004 and the Years
                 Ended December 31, 2003 and 2002 and the Period
           November 15, 1999 (Date of Inception) to September 30, 2004

                                             Consolidated        TEK Corp
                                                Sept 30            Dec 31
                                                2004               2003


REVENUES                                       $    24,486    $         -
                                                    ------      ---------

EXPENSES
Development expenses - Mexico project               30,000              -
Development expenses - California project                -              -
Development expenses - Ben Cay project                   -              -
Exploration & options - oil & gas properties       133,507              -
Exploration & options - talc properties            586,002              -
Consultants                                         79,904         64,100
Professional                                        50,742              -
Management fees                                     31,167              -
Administrative                                     131,397         29,207
                                                 ---------       --------
                                                 1,042,719         93,307
                                                    -------      ---------
NET LOSS - before other expenses                (1,018,233)       (93,307)
                                                 ---------      ---------
OTHER EXPENSES
Financing costs                                   (176,636)             -
Interest                                           (90,933)             -
                                               --------------------------
                                                  (267,569)             -
                                               --------------------------

NET PROFIT (LOSS)                               (1,285,802)       (93,307)

LESS MINORITY INTEREST                             331,639              -

NET PROFIT (LOSS) net minority interest        $  (954,163)   $   (93,307)
                                      ====================  =============


NET LOSS PER COMMON SHARE
Basic and diluted                                 $ (954.)        $ (93.)
                                                    ------         ------

AVERAGE OUTSTANDING SHARES
Basic (stated in 1,000's)                            1,000          1,000
                                                     -----          -----





                                                 TEK Corp
                                                  Dec 31     Nov 15, 1999 to
                                                  2002         Sept 30, 2004


REVENUES                                      $          -    $    24,486
                                      ------     ---------    -----------

EXPENSES
Development expenses - Mexico project                    -         30,000
Development expenses - California project          141,976        141,976
Development expenses - Ben Cay project              20,000         20,000
Exploration & options - oil & gas properties             -        133,507
Exploration & options - talc properties                  -        586,002
Consultants                                        258,437        402,441
Professional                                         7,161         57,903
Management fees                                          -         31,167
Administrative                                      25,623        186,227
                                                   --------    ----------
                                                   453,197      1,589,223
                                                       -------------------
NET LOSS - before other expenses                  (453,197)    (1,564,737)
                                               ---------             ---------
OTHER EXPENSES
Financing costs                                          -       (176,636)
Interest                                                 -        (90,933)
                                                   ----------------------------
                                                         -       (267,569)
                                                   ----------------------------

NET PROFIT (LOSS)                                 (453,197)    (1,832,306)

LESS MINORITY INTEREST                                   -        331,639

NET PROFIT (LOSS) net minority interest        $  (453,197)   $(1,500,667)
                                                   ============================


NET LOSS PER COMMON SHARE
Basic and diluted                            $    (453.)
                                                    ------

AVERAGE  OUTSTANDING SHARES
Basic (stated in 1,000's)                            1,000          1,000












The accompanying notes are an integral part of these financial statements.

                                    TEK CORP
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004



1. ORGANIZATION

The Company was incorporated under the laws of the state of Utah on November 15, 1999 with authorized common stock of 1,000,000 shares at $.001 par value and 100,000,000 preferred shares with no par value.

The preferred shares have no voting rights and the terms provide for a dividend to be given the holders of the stock at the year end, which is due by the end of the first following quarter, with the amount of the dividend to be determined by the board of director's.

2. NOTES PAYABLE

The Company has six notes payable totaling $1,252,047 due February through April 2005 with interest from 12% to 14%. The accrued interest payable on the notes at September 30, 2004 was $90,933.

3. NOTE PAYABLE - RELATED PARTY

On September 25, 2004 the Company received a loan of $250,000 from an officer of the Company. The loan is due September 22, 2007 including 10% accrued annual interest.

4. ACQUSITION OF DEVELOPMENT RIGHTS TO CANCUN MEXICO PROPERTY

On August 9, 2002 the Company issued 5,000,000 preferred shares for the acquisition of the development and income rights to 3,300 acres, known as La Guadalupe Ranch, located at Km 120 carretera federal Cancun Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico) on the Mexican Caribbean Sea, consisting of an area of approximately 1,498 hectares. The rights expire twelve years and one month from August 9, 2002. No value was recognized on the exchange.

During February 2004 the Company transferred the rights to its subsidiary. ( note 4 - Protec Industries, Inc.)

5. ACQUISITION OF STOCK OF UNIVERSAL ROCKWELL CORPORATION

During January 2003 the Company acquired 15,000,000 common shares of Universal Rockwell Corporation, a Nevada corporation, which is 10% of its outstanding stock, in exchange for 20,000,000 preferred shares of the Company. Included in the exchange was an agreement that no additional stock may be issued by either party without the approval of both parties. Universal Rockwell Corporation is in the business of real estate development, however, on the date of the exchange Universal had no assets or liabilities. No value was recognized on the exchange.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Washington law. Washington law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Washington corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Washington General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Washington law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.



Securities and Exchange
Commission registration fee                                            $3,167.50
Print expenses                                                          8,000
Legal fees and expenses                                                10,000
Accounting fees and expenses                                            8,000
Transfer agent's fee and expenses                                       1,000
Filing Fees and Miscellaneous (Estimate)                               4,832.50
                                                                    ------------
Total                                                                $35,000.00

------------------------------

Item 26. Recent Sales of Unregistered Securities.

January 10, 2004 - The Company issued 12,000,000 shares of common stock to the Company's officers and directors for their officers' and directors' services to December 31, 2003 to the following persons: Arne Przybilla - 4,000,000 shares of common stock Edgar Luber - 4,000,000 shares of common stock Wolfgang Benneckenstein - 4,000,000 shares of common stock


February 10, 2004 Tom Robbins, a stockholder of the Company and his controlled corporation, TEK Corp, acquired 74,500,000 common shares of the Company. 70,000,000 shares of common stock were issued to Tek Corp. and 4,500,000 shares were issued to Tom Robbins. Contributions to capital have been made by a related party, as shown in the statement of stockholder's equity. See Note 4 of the Audited Financial Statement ended December 31, 2003 and September 30, 2004.

August 19, 2004 - 1,000,000 shares of common restricted stock was issued to Andreas Pumilia in exchange for 40% of the issued and outstanding shares of Pumilia, AG.


These shares of common stock were issued at a price of $.001 commensurate with the services to be performed by the officers and directors.

For all of the above issuances, Protec Industries, Inc. relied upon Section 4(2) of the Act. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) the offers and sales were made in compliance with Rules 501 and 502; (iii) the securities were subject to Rule 144 limitation on resale; (iv) the limited number of offerees;
(v) the manner in which it was issued; (vi) the relationship of the shareholder to the Issuer; (vii) the amount of shares issued; and (viii) each of the parties is a sophisticated purchaser and had full access to the information on Protec Industries, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

     Protec Industries, Inc. sold or distributed their shares to various shareholders, all of whom reside outside of the United States.

Item 27. Exhibits.


(a) Exhibits:
The following exhibits are filed as part of this registration statement:
       Exhibit         Description



      -------         -----------
       2.1            Articles of Merger & Plan or Reorganization and Change of
                      Domicile Filed on 5/19/2004
       3.1            Articles of Incorporation of Protec Industries, Inc.
                      Filed on 5/19/2004
       3.2            By-laws of Protec Industries, Inc. Filed on 5/19/2004
       3.3            Amendment to the Articles of Incorporation
       4.2            Stock Subscription Agreement
       5.1            Opinion of Legal Counsel Filed on 5/19/2004
       23.1           Consent of Auditor Filed on 5/19/2004



          (other exhibits are the Company's agreements



UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as

>

the initial bona fide Offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                            Title                    Date
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/s/ Mr. Arne Przybilla       President/Board Chairman          December 14, 2004

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/s/ Edgar Luber               Vice President/Director         December 14 2004

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/s/ Wolfgang Benneckenstein   Second Vice President/Director  December 14, 2004

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/s/ Tolan S. Furusho          Secretary/Treasurer/Director     December 14 2004